                                                                   Exhibit T3C

================================================================================





                                 CRIIMI MAE INC.



                         ------------------------------





                  11.75% SERIES A SENIOR SECURED NOTES DUE 2006


                         ------------------------------


                                    INDENTURE


                         ------------------------------


                           Dated as of April __, 2001


                         ------------------------------




                Wells Fargo Bank Minnesota, National Association,

                                   as Trustee





================================================================================

                             CROSS-REFERENCE TABLE*

TRUST INDENTURE ACT SECTION                                                                       INDENTURE SECTION
---------------------------                                                                       -----------------
310(a)(1)......................................................................................................7.10
(a)(2) ........................................................................................................7.10
(a)(3).........................................................................................................N.A.
(a)(4).........................................................................................................N.A.
(a)(5).........................................................................................................7.10
(b)............................................................................................................7.10
(c)............................................................................................................N.A.
311(a).........................................................................................................7.11
(b)............................................................................................................7.11
(c)............................................................................................................N.A.
312............................................................................................................2.05
312(a).........................................................................................................2.05
(b)...........................................................................................................12.03
(c)...........................................................................................................12.03
313(a).........................................................................................................7.06
(b)...........................................................................................................12.03
(b)(2).........................................................................................................7.06
(c).....................................................................................................7.06; 12.02
314(a).........................................................................................................4.03
3.14(a)(4).............................................................................................11.02; 12.05
(b)...........................................................................................................10.02
(c)(1).........................................................................................................N.A.
(c)(2).........................................................................................................N.A.
(c)(3).........................................................................................................N.A.
(d)...........................................................................................................10.05
(e)...........................................................................................................12.05
(f)............................................................................................................N.A.
315(a).........................................................................................................N.A.
(b)............................................................................................................N.A.
(A)(c).........................................................................................................N.A.
(d)............................................................................................................N.A.
(e)............................................................................................................N.A.
316(a)(last sentence)..........................................................................................N.A.
(a)(1)(A)......................................................................................................N.A.
(a)(1)(B)......................................................................................................N.A.
(a)(2).........................................................................................................N.A.
(b)............................................................................................................N.A.
(B)(c).........................................................................................................N.A.
317(a)(1)......................................................................................................N.A.
(a)(2).........................................................................................................N.A.
(b)............................................................................................................N.A.
318(a).........................................................................................................N.A.
(b)............................................................................................................N.A.
(c)...........................................................................................................12.01

N.A. means not applicable.
*This Cross-Reference Table is not part of the Indenture.

                                TABLE OF CONTENTS

                                                                                                                 PAGE
                                                                                                                 ----
   ARTICLE 1.            DEFINITIONS AND INCORPORATION BY REFERENCE...............................................1
   Section 1.01          Definitions..............................................................................1
   Section 1.02          Other Definitions.......................................................................16
   Section 1.03          Provisions of the TIA...................................................................17
   Section 1.04          Rules Of Construction...................................................................17

   ARTICLE 2.            THE NOTES...............................................................................18
   Section 2.01          Form And Dating.........................................................................18
   Section 2.02          Execution And Authentication............................................................18
   Section 2.03          Registrar And Paying Agent..............................................................19
   Section 2.04          Paying Agent To Hold Money In Trust.....................................................19
   Section 2.05          Holder Lists............................................................................20
   Section 2.06          Transfer And Exchange...................................................................20
   Section 2.07          Replacement Notes.......................................................................23
   Section 2.08          Outstanding Notes; Disputed Claims Notes................................................24
   Section 2.09          Treasury Notes..........................................................................26
   Section 2.10          Temporary Notes.........................................................................26
   Section 2.11          Cancellation............................................................................27
   Section 2.12          Defaulted Interest......................................................................27
   Section 2.13          CUSIP Numbers...........................................................................27

   ARTICLE 3.            REDEMPTION AND PREPAYMENT...............................................................27
   Section 3.01          Notices To Trustee......................................................................27
   Section 3.02          Selection Of Notes To Be Redeemed.......................................................28
   Section 3.03          Notice Of Redemption....................................................................28
   Section 3.04          Effect Of Notice Of Redemption..........................................................29
   Section 3.05          Deposit Of Redemption Price.............................................................29
   Section 3.06          Notes Redeemed In Part..................................................................29
   Section 3.07          Optional Redemption.....................................................................29
   Section 3.08          Mandatory Redemption; Repurchase At Option Of Holder....................................30
   Section 3.09          Offer To Purchase By Application Of Excess Proceeds.....................................31

   ARTICLE 4.            COVENANTS...............................................................................33
   Section 4.01          Payment Of Notes........................................................................33
   Section 4.02          Maintenance Of Office Or Agency.........................................................33
   Section 4.03          Reports.................................................................................33
   Section 4.04          Compliance Certificate..................................................................34
   Section 4.05          Taxes...................................................................................34
   Section 4.06          Stay, Extension And Usury Laws..........................................................34
   Section 4.07          Restricted Payments.....................................................................34
   Section 4.08          Investments.............................................................................36
   Section 4.09          Incurrence Of Indebtedness..............................................................36
   Section 4.10          Asset Sales.............................................................................38
   Section 4.11          Transactions With Affiliates............................................................41
   Section 4.12          Liens...................................................................................41
   Section 4.13          Business Activities.....................................................................41

                                                                                                                 PAGE
                                                                                                                 ----
   Section 4.14          Corporate Existence.....................................................................41
   Section 4.15          Offer To Repurchase Upon Change Of Control..............................................42
   Section 4.16          Minimum Excess Cash Flow................................................................43
   Section 4.17          SPP Nonpayment Event....................................................................43
   Section 4.18          Data With Respect to Collateral.........................................................43

   ARTICLE 5.            SUCCESSORS..............................................................................44
   Section 5.01          Merger, Consolidation Or Sale Of Assets.................................................44
   Section 5.02          Successor Corporation Substituted.......................................................44

   ARTICLE 6.            DEFAULTS AND REMEDIES...................................................................45
   Section 6.01          Events Of Default.......................................................................45
   Section 6.02          Acceleration............................................................................46
   Section 6.03          Other Remedies..........................................................................46
   Section 6.04          Waiver Of Past Defaults.................................................................48
   Section 6.05          Control By Majority.....................................................................48
   Section 6.06          Limitation On Suits.....................................................................48
   Section 6.07          Rights Of Holders Of Notes To Receive Payment...........................................48
   Section 6.08          Collection Suit By Trustee..............................................................49
   Section 6.09          Trustee May File Proofs Of Claim........................................................49
   Section 6.10          Priorities..............................................................................49
   Section 6.11          Undertaking For Costs...................................................................50

   ARTICLE 7.            TRUSTEE.................................................................................50
   Section 7.01          Duties Of Trustee.......................................................................50
   Section 7.02          Rights Of Trustee.......................................................................51
   Section 7.03          Individual Rights Of Trustee............................................................52
   Section 7.04          Trustee's Disclaimer....................................................................53
   Section 7.05          Notice Of Defaults......................................................................53
   Section 7.06          Reports By Trustee To Holders Of The Notes..............................................53
   Section 7.07          Compensation And Indemnity..............................................................53
   Section 7.08          Replacement Of Trustee..................................................................54
   Section 7.09          Successor Trustee By Merger, Etc........................................................55
   Section 7.10          Eligibility; Disqualification...........................................................56
   Section 7.11          Preferential Collection Of Claims Against Company.......................................56

   ARTICLE 8.            LEGAL DEFEASANCE AND COVENANT DEFEASANCE................................................56
   Section 8.01          Option To Effect Legal Defeasance Or Covenant Defeasance................................56
   Section 8.02          Legal Defeasance And Discharge..........................................................56
   Section 8.03          Covenant Defeasance.....................................................................57
   Section 8.04          Conditions To Legal Or Covenant Defeasance..............................................57
   Section 8.05          Deposited Money And Government Securities To Be Held In Trust,
                         Other Miscellaneous Provisions..........................................................58
   Section 8.06          Repayment To Company....................................................................59
   Section 8.07          Reinstatement...........................................................................59

   ARTICLE 9.            AMENDMENT, SUPPLEMENT AND WAIVER........................................................59
   Section 9.01          Without Consent Of Holders Of Notes.....................................................59
   Section 9.02          With Consent Of Holders Of Notes........................................................60

                                                                                                                 PAGE
                                                                                                                 ----
   Section 9.03          Compliance With Trust Indenture Act.....................................................61
   Section 9.04          Revocation And Effect Of Consents.......................................................61
   Section 9.05          Notation On Or Exchange Of Notes........................................................62
   Section 9.06          Trustee To Sign Amendments, Etc.........................................................62

   ARTICLE 10            COLLATERAL AND SECURITY.................................................................62
   Section 10.01         Collateral Agreements...................................................................62
   Section 10.02         Recording and Opinions..................................................................63
   Section 10.03         Release of Collateral...................................................................64
   Section 10.04         Certificates of the Company.............................................................64
   Section 10.05         [Reserved]..............................................................................64
   Section 10.06         Authorization of Actions to be Taken by the Trustee Under the Collateral Agreements.....65
   Section 10.07         Authorization of Receipt of Funds by the Trustee Under the Collateral Agreements........65
   Section 10.08         Termination of Security Interest........................................................65

   ARTICLE 11            SATISFACTION AND DISCHARGE..............................................................65
   Section 11.01         Satisfaction And Discharge Of Indenture.................................................65
   Section 11.02         Application Of Trust Money..............................................................66

   ARTICLE 12            MISCELLANEOUS...........................................................................67
   Section 12.01         Trust Indenture Act Controls............................................................67
   Section 12.02         Notices.................................................................................67
   Section 12.03         Communication By Holders Of Notes With Other Holders Of Notes...........................68
   Section 12.04         Certificate And Opinion As To Conditions Precedent......................................68
   Section 12.05         Statements Required In Certificate Or Opinion...........................................68
   Section 12.06         Rules By Trustee And Agents.............................................................69
   Section 12.07         No Personal Liability Of Directors, Officers, Employees And Stockholders................69
   Section 12.08         Governing Law...........................................................................69
   Section 12.09         No Adverse Interpretation Of Other Agreements...........................................69
   Section 12.10         Successors..............................................................................69
   Section 12.11         Severability............................................................................69
   Section 12.12         Counterpart Originals...................................................................69
   Section 12.13         Table Of Contents, Headings, Etc........................................................69


EXHIBITS AND SCHEDULES

Exhibit A         Form of Note
Exhibit B         Form of Articles Supplementary to Articles of Incorporation in respect of
                   Noteholder Preferred Stock
Exhibit C         Form of Notice of Cash Dividend and Limited Right to Convert
Schedule 1.01     Loss Threshold Amounts
Schedule 4.16     Minimum Excess Cash Flow
Schedule 10.02    Required Filings

                  INDENTURE, dated as of April __, 2001, by and between CRIIMI MAE Inc., a Maryland corporation (the "COMPANY"), and Wells Fargo Bank Minnesota, National Association, as trustee (the "TRUSTEE").

                  The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 11.75% Series A Senior Secured Notes due 2006 (the "NOTES"):

             ARTICLE 1. DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01      DEFINITIONS.

                  "ADDITIONAL NOTES" means additional Definitive Notes issued (or increases in the principal amount of an outstanding Global Note incurred) as payment-in-kind of interest or fees pursuant to Section 1 of the Notes.

                  "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control.

                  "AGENT" means any Registrar, Paying Agent or co-registrar.

                  "AIM FUND PROCEEDS" has the meaning assigned to such term in the Security, Pledge and Collateral Assignment Agreement.

                  "APPLICABLE PROCEDURES" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such transfer or exchange.

                  "ASSET SALE" means the sale, lease, conveyance or other disposition of any assets, including, without limitation, by way of a sale and leaseback (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by Section 5.01 hereof and not by
Section 4.10 hereof), whether in a single transaction or a series of related transactions, for net proceeds in excess of $1.0 million. Notwithstanding the foregoing, the following items shall not constitute Asset Sales: (i) a disposition of assets by the Company to a Restricted Subsidiary or by a Restricted Subsidiary to the Company or to another Restricted Subsidiary, (ii) a Restricted Payment that is not prohibited by Section 4.07 hereof, (iii) the making of an investment that is not prohibited by Section 4.08 hereof, (iv) the grant of any Lien permitted to be incurred under Section 4.12 of this Indenture (and any foreclosure thereon), (v) a disposition of any asset that constitutes proceeds of, or was purchased with proceeds of, an issuance of Equity Interests consummated after the Issue Date, and (vi) dispositions made in connection with the CMSLP Reorganization.

                  "BANKRUPTCY LAW" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

                  "BOARD OF DIRECTORS" means, with respect to any Person, the board of directors, managers or trustees or other similar governing board of such Person, or any authorized committee of the Board of Directors, and, if not otherwise specified or inconsistent in the context, means the board of directors of the Company.

                  "BOARD RESOLUTION" means, as to any Person, a copy of a resolution certified pursuant to an Officers' Certificate to have been duly adopted by the Board of Directors of such Person, and to be in full force and effect, and if required hereunder, delivered to the Trustee.

                  "BUSINESS DAY" means any day other than a Legal Holiday.

                  "CAPITAL LEASE OBLIGATION" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

                  "CAPITAL STOCK" means, with respect to any Person, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock in such Person.

                  "CASH EQUIVALENTS" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, demand deposits, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any lender party to the Senior Credit Facility or with any domestic commercial bank having capital and surplus in excess of $500 million and a Thompson Bank Watch Rating of "B" or better, or foreign branches thereof, having capital and surplus in excess of $500.0 million or any commercial bank of any other country that is a member of the Organization for Economic Cooperation and Development and has total assets in excess of $500.0 million and has one of the two highest ratings available from Moody's Investors Service, Inc. or Standard & Poor's Ratings Group, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Ratings Group and in each case maturing within six months after the date of acquisition and (vi) money market funds the assets of which constitute Cash Equivalents of the kinds described in clauses
(i)(v) of this definition.

                  "CBO-REIT PLEDGED STOCK" has the meaning assigned to such term in the Security and Pledge Agreement.

                  "CBO-2 BONDS" has the meaning assigned to such term in the Security and Pledge Agreement.

                  "CBO-2 VISIBLE LOSSES" shall mean, as of any date of determination, the sum of (i) CBO2VL PLUS (ii) the greater of (a) zero and (b) an amount equal to (1) NOMVL MINUS (2) NOMEQ PLUS (iii) the greater of (a) zero and (b) an amount equal to (1) CBO1VL MINUS (2) CBO1EQ.

         For purposes of this definition only the following terms have the following meanings:

                  "APPRAISAL REDUCTION," with respect to any mortgage loan or portion of a mortgage loan underlying any of the CBO-2 Securities, shall have the meaning specified for such term (or any comparable term) in the Securitization Document for the securitization transaction relating to such underlying mortgage loan; PROVIDED, HOWEVER, that if such term (or a comparable term) shall not be defined in such Securitization Document, "Appraisal Reduction" shall have the meaning specified for the term "Appraisal Reduction Amount" in the Securitization Document for the Merrill Lynch Mortgage Investors Inc. Mortgage Pass-Through Certificates, Series 1997-C2.

                  "CBO-1 SECURITIES" shall mean, collectively, all classes of CRIIMI MAE Commercial Mortgage Pass-Through Certificates Series 1996-C1 commercial mortgage-backed securities.

                  "CBO1EQ" shall mean the aggregate original principal balance of the F and Issuer Equity classes of the CBO-1 Securities, which is $112,069,949.

                  "CBO1VL" shall mean the Visible Loss with respect to any of the mortgage loans underlying any of the CBO-1 Securities.

                  "CBO-2 SECURITIES" shall mean, collectively, the commercial mortgage-backed securities identified in Schedule I-A attached to Annex I to the Repo Agreement as in effect as of the Issue Date.

                  "CBO2VL" shall mean the Visible Loss with respect to any of the mortgage loans underlying any of the CBO-2 Securities which are not also underlying the CBO-1 Securities or the Nomura Securities.

                  "NOMURA SECURITIES" shall mean, collectively, all classes of Nomura Asset Securities Corporation Commercial Mortgage Pass-Through Certificates Series 1998-D6 commercial mortgage-backed securities.

                  "NOMEQ" shall mean the original principal balance of the B-7 class of the Nomura Securities, which is $46,532,578.

                  "NOMVL" shall mean the Visible Loss with respect to any of the mortgage loans underlying the Nomura Securities.

                  "REALIZED LOSS," with respect to any mortgage loan or portion of a mortgage loan underlying any of the CBO-2 Securities, shall have the meaning specified for such term (or any comparable term) in the Securitization Document for the securitization transaction relating to such underlying mortgage loan; PROVIDED, HOWEVER, that if such term (or a comparable term) shall not be defined in such Securitization Document, "Realized Loss" shall have the meaning specified for the term "Realized Losses" in the Securitization Document for the Merrill Lynch Mortgage Investors Inc. Mortgage Pass-Through Certificates, Series 1997-C2.

                  "SECURITIZATION DOCUMENT" shall mean shall mean the pooling and servicing agreement or trust indenture for a securitization transaction involving mortgage loans or commercial mortgage-backed securities.

                  "VISIBLE LOSS" shall mean, as of any date of determination with respect to the mortgage loans underlying the CBO-2 Securities, the CBO-1 Securities or the Nomura Securities, as the case may be, the sum of (i) Realized Losses with respect to such underlying mortgage loans PLUS (ii) the product of (a) Appraisal Reductions with respect to such underlying mortgage loans MULTIPLIED BY (b) 1.5.

                  "CHANGE OF CONTROL" means the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined in Section 13(d)(3) of the Exchange Act) becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than 35% of the Voting Stock of the Company (measured by voting power rather than number of shares).

                  "CMBS" means commercial mortgage-backed securities.

                  "CMBS CORP. PLEDGED STOCK" has the meaning assigned to such term in the Security and Pledge Agreement.

                  "CMSLP" means CRIIMI MAE Services Limited Partnership, a Maryland limited partnership.

                  "CMSLP REORGANIZATION" means any reorganization or restructuring of CMSLP or the Company's direct or indirect ownership interests in CMSLP, whether by merger, transfer of assets, transfer of Equity Interests or otherwise, that results in the Company continuing to own in the aggregate, directly or indirectly, an equity interest in CMSLP economically equivalent to or greater than the equity interest in CMSLP that it owns, directly or indirectly, as of the Issue Date.

                  "COLLATERAL" means, collectively, the First Lien Collateral and the Second Lien Collateral.

                  "COLLATERAL ACCOUNT" has the meaning assigned to such term in the Security, Pledge and Collateral Assignment Agreement.

                  "COLLATERAL AGENT" means (i) with respect to the Intercreditor Agreement and the Security and Pledge Agreement, Merrill Lynch, Pierce, Fenner & Smith, Incorporated, and (ii) with respect to the Security, Pledge and Collateral Assignment Agreement, the Trustee.

                  "COLLATERAL AGREEMENTS" means the Security and Pledge Agreement, the Security, Pledge and Collateral Assignment Agreement, the Intercreditor Agreement, and all other agreements and documents, if any, from time to time securing the Notes and other Obligations under this Indenture.

                  "COLLATERAL PERMITTED LIENS" means Liens of the types described in clauses (v), (viii), (xi)(A), (xii), (xiv), (xvi), (xvii) and (xviii) of the definition of the term "Permitted Liens."

                  "COLLECTION ACCOUNT" has the meaning assigned to such term in the Repo Agreement as in effect on the Issue Date.

                  "COMPANY" means CRIIMI MAE Inc. and any and all successors thereto.

                  "CONSOLIDATED CASH FLOW" means, for any period, the Gross Cash Flow of the Company and its Restricted Subsidiaries for such period minus the sum of (i) any cash flow received in respect of the Miscellaneous Collateral, and (ii) the general, administrative and other operating expenses of the Company and its Restricted Subsidiaries on a consolidated basis to the extent paid or accrued during such period.

                  "CORPORATE TRUST OFFICE OF THE TRUSTEE" shall be at the address of the Trustee specified in Section 12.02 hereof or such other address as to which the Trustee may give notice to the Company.

                  "CUSTODIAN" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

                  "DEFAULT" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

                  "DEFINITIVE NOTE" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, in the form of EXHIBIT A hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Increases of, and Exchanges of Interests in, the Global Note" attached thereto.

                  "DEPOSITARY" means, with respect to the Notes issuable or issued as Global Notes, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

                  "DISPUTED CLAIM" has the meaning assigned to such term in the Reorganization Plan.

                  "DISPUTED CLAIMS NOTES" means the aggregate principal amount of Notes issued on the Issue Date in favor of the holder of a Disputed Claim in respect thereof pursuant to

Section 2.08(b) hereof. Disputed Claims Notes are subject to cancellation or mandatory exchange pursuant to Section 2.08(b) hereof.

                  "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

                  "EXCESS CASH FLOW" means, for any period, Consolidated Cash Flow minus the sum of (i) Interest Expense, and (ii) cash dividends paid or payable to holders of Equity Interests in the Company.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  "EXISTING INDEBTEDNESS" means Indebtedness of the Company and its Restricted Subsidiaries (other than Indebtedness under the Senior Credit Facility) in existence or incurred on the Issue Date, including without limitation (i) the Series B Notes, and (ii) the Repo Obligations.

                  "FIRST LIEN COLLATERAL" means the Miscellaneous Collateral, the Miscellaneous Collateral Cashflow, the CBO-REIT Pledged Stock, the QRS 1 Inc. Pledged Stock, the Collateral Account, the New Note Collection Account and the Nomura Bond.

                  "GAAP" means United States generally accepted accounting principles as in effect from time to time, consistently applied. If any change in GAAP after the Issue Date would result in the Company not being in compliance with, or being unable to satisfy, a financial ratio or other test under this Indenture or any Collateral Agreement that the Company would have been in compliance with or would have been able to satisfy but for such change in GAAP, the Company may, at its option, as evidenced by an Officers' Certificate delivered to the Trustee, for all purposes hereunder and under the Collateral Agreements compute such financial ratio or other test as if such change in GAAP had not occurred.

                  "GLOBAL NOTE LEGEND" means the legend set forth in Section 2.06(f), which is required to be placed on all Global Notes issued under this Indenture.

                  "GLOBAL NOTES" means, individually and collectively, each of the Global Notes in the form of EXHIBIT A hereto issued in accordance with
Section 2.01 or 2.06 hereof.

                  "GOVERNMENT SECURITIES" means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

                  "GROSS CASH FLOW" means, for any period, the aggregate sum, for the Company and its Restricted Subsidiaries, of (i) cash receipts of any kind or character (but excluding (A) distributions, if any, from CMSLP, and (B) cash flows in respect of Match Funded Assets), and (ii) without duplication, accruals on assets held (other than Match Funded Assets), as long as payment on such accruals is not delinquent by more than 45 days from scheduled receipt.

                  "GUARANTEE" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

                  "HOLDER" means a Person in whose name a Note is registered.

                  "INDEBTEDNESS" means, with respect to any Person, (i) any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property (except any such balance that constitutes an accrued expense or trade payable), (ii) all Indebtedness of others secured by a Lien on any asset of such Person (whether or not such Indebtedness is assumed by such Person) (provided that in the case of any such Lien, if the Indebtedness so secured has not been assumed by such Person or is not otherwise such Person's legal liability, such Indebtedness shall be deemed to be in a maximum amount equal to the fair market value of such assets (which, if such value is in excess of $3.5 million, shall be determined in good faith by the Board of Directors of such Person, which determination shall be evidenced by a Board Resolution)), and (iii) to the extent not otherwise included, the Guarantee by such Person of any Indebtedness of any other Person (to the extent of such Guarantee). The amount of any Indebtedness outstanding as of any date shall be (A) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, and (B) the unpaid principal amount thereof, in the case of any other Indebtedness. "Indebtedness" shall not include liabilities with respect to deposits and other liabilities owed in the ordinary course of business in connection with servicing obligations. "Indebtedness" shall include the Repo Obligations.

                  "INDENTURE" means this Indenture, as amended or supplemented from time to time.

                  "INDIRECT PARTICIPANT" means a Person who holds a beneficial interest in a Global Note through a Participant.

                  "INSURED MORTGAGE PROCEEDS" has the meaning assigned to such term in the Security, Pledge and Collateral Assignment Agreement.

                  "INTERCREDITOR AGREEMENT" means the Intercreditor and Collateral Agency Agreement among the Repo Purchaser, the Trustee, the trustee under the Series B Indenture and the Collateral Agent, as amended or supplemented from time to time.

                  "INTEREST COVERAGE RATIO" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Interest Expense of such Person and its Restricted Subsidiaries for such period. In the event that the referent Person or any of its Restricted Subsidiaries incurs or repays any Indebtedness (other than Match Funded Indebtedness) subsequent to the commencement of the period (the "REFERENCE PERIOD") for which the Interest Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Interest Coverage Ratio is made (the "CALCULATION DATE"), then the Interest Coverage Ratio shall be calculated giving pro forma effect to such incurrence or repayment, as if the same had occurred at the beginning of the applicable Reference Period. In addition, for purposes of making the computation referred to above, acquisitions (excluding acquisitions made in the ordinary course of business) that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions (other than with respect to Match Funded Indebtedness), during the Reference Period or subsequent to the Reference Period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the Reference Period.

                  "INTEREST EXPENSE" means, with respect to any Person for any period, the sum, without duplication, of the consolidated interest expense of such Person and its Restricted Subsidiaries in respect of Indebtedness (other than Match Funded Indebtedness) to the extent paid or payable in cash during such period. For purposes of this definition, "Interest Expense" shall specifically exclude, without limitation, any cash loan extension fees, interest in-kind on the principal amount of the Series B Notes at the rate of 7% per annum (until maturity thereof), and amortization of deferred financing costs. Additionally, Interest Expense shall exclude any dividends accrued or paid on preferred shares that are required to be recognized as interest expense under GAAP.

                  "INTEREST PAYMENT DATE" means each Interest Payment Date as specified in Section 1(b) of the form of Note attached hereto as EXHIBIT A.

                  "INTEREST STRIP CERTIFICATES" has the meaning assigned to such term in the Security, Pledge and Collateral Assignment Agreement.

                  "ISSUE DATE" means the closing date for the original issuance of the Notes under this Indenture.

                  "LEGAL HOLIDAY" means a Saturday, a Sunday or a day on which banking institutions in the City of New York, Minneapolis, Minnesota or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

                  "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, assignment, security interest, hypothecation, right to sell or direct the sale of assets of another Person or any other encumbrance of any kind or character, or any other transaction (regardless of its form) having substantially the same economic effect as any of the foregoing, in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof, any option, repurchase agreement or other agreement to sell or give a security interest in such asset which is intended to constitute or create a lien or the economic effect thereof, and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

                  "LOAN FEES" has the meaning assigned to such term in the form of Note attached hereto as EXHIBIT A.

                  "LOSS THRESHOLD AMOUNT" shall mean, as of any date of determination, the applicable amount for the period in which such date occurs, as set forth on Schedule 1.01.

                  "MANDATORY AMORTIZATION PAYMENTS" has the meaning assigned to such term in Section 3.08(d).

                  "MATCH FUNDED ASSETS" has the meaning assigned to such term in the definition of the term "Match Funded Indebtedness."

                  "MATCH FUNDED INDEBTEDNESS" means non-recourse Indebtedness where the principal amortization and maturity of such Indebtedness are based upon the aggregate principal amortization and maturity of a like or greater amount of assets (the "MATCH FUNDED ASSETS").

                  "MERRILL/GACC ASSETS" means the CMBS Corp. Pledged Stock and the CBO-2 Bonds.

                  "MEZZANINE NOTES" has the meaning assigned to such term in the Security, Pledge and Collateral Assignment Agreement.

                  "MEZZANINE NOTES COLLATERAL" has the meaning assigned to such term in the Security, Pledge and Collateral Assignment Agreement.

                  "MISCELLANEOUS COLLATERAL" means, collectively, (i) the Aim Fund Proceeds, (ii) the Interest Strip Certificates, (iii) the Insured Mortgage Proceeds, (iv) the Mezzanine Notes, (v) the Mezzanine Notes Collateral, (vi) the Partnership Interests, (vii) each Collateral Account, and (viii) all Proceeds (as such term is defined in the Security, Pledge and Collateral Assignment Agreement) of the foregoing.

                  "MISCELLANEOUS COLLATERAL CASHFLOW" means the Aim Fund Proceeds, the Insured Mortgage Proceeds and all cash receipts and cash income of any kind or character (including without limitation, interest and return of principal, to the extent applicable and Net Proceeds of an Asset Sale pursuant to Section 4.17, but not pursuant to Section 4.10) arising out of the Mezzanine Notes, the Mezzanine Notes Collateral, the Partnership Interests and the Interest Strip Certificates.

                  "NET EQUITY PROCEEDS" means the aggregate cash proceeds received by the Company in respect of any issuance of Equity Interests after the Issue Date, net of (i) the costs relating to such issuance (including, without limitation, legal, accounting and investment banking fees and expenses), (ii) taxes paid or payable as a result thereof, if any, and (iii) amounts held as a reserve, in accordance with GAAP, against any liabilities associated with such issuance.

                  "NET PROCEEDS" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale, net of (i) the actual costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and expenses, and sales commissions directly attributable to such Asset Sale), (ii) taxes paid or payable as a result thereof, (iii) amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale (other than (A) Liens in favor of the Collateral Agent for the benefit of the Holders and (B) Liens pari passu with, or subordinate or junior to, Liens in favor of the Collateral Agent for the benefit of the Holders), (iv) any reserve or adjustment in respect of the sale price of such asset or assets established in accordance with GAAP, (v) all distributions and other payments required to be made pursuant to customary partnership agreements, limited liability company organizational documents, joint venture agreements or similar agreements entered into in the ordinary course of business to minority interest holders (other than the Company and its Subsidiaries) in Restricted Subsidiaries as a result of such Asset Sale, and (vi) appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Sale and retained by the Company or any Restricted Subsidiary after such Asset Sale.

                  "NEW NOTE COLLECTION ACCOUNT" has the meaning assigned to such term in the Repo Agreement as in effect on the Issue Date.

                  "NEW PREFERRED EQUITY INTEREST" means any Preferred Equity Interest issued after the Issue Date.

                  "NOMURA BOND" has the meaning assigned to such term in the Security and Pledge Agreement.

                  "NON-RECOURSE" with respect to any Indebtedness means that the only recourse of the holder of such Indebtedness in the event of a default in respect of such Indebtedness is to the collateral securing such Indebtedness (other than recourse arising out of certain wrongful acts or omissions, environmental liabilities, and other customary exclusions from the scope of so-called "non-recourse" provisions).

                  "NON-RECOURSE DEBT" means non-recourse Indebtedness evidenced by repurchase agreements or other similar financing agreements and incurred in connection with the purchase or carrying cost of income-producing assets.

                  "NOTE CUSTODIAN" means the Trustee, in its capacity as custodian with respect to Global Notes, or any successor entity thereto.

                  "NOTEHOLDER PREFERRED STOCK" means the series of preferred stock of the Company having the rights and privileges set forth in EXHIBIT B attached hereto.

                  "NOTES" has the meaning assigned to it in the preamble to this Indenture. All Additional Notes and all Disputed Claims Notes constitute Notes.

                  "OBLIGATIONS" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness (including, without limitation, in the case of a repurchase agreement, payment of the repurchase price and any price differential).

                  "OFFICER" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

                  "OFFICERS' CERTIFICATE" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of
Section 12.05 hereof.

                  "OPINION OF COUNSEL" means an opinion from legal counsel who is reasonably acceptable to the Trustee that meets the requirements of Section
12.05 hereof. The counsel may be an employee of or counsel to the Company or any Subsidiary of the Company.

                  "PARTICIPANT" means a Person who has an account with the Depositary.

                  "PARTNERSHIP INTERESTS" has the meaning assigned to such term in the Security, Pledge and Collateral Assignment Agreement.

                  "PERMITTED BUSINESS" means the business conducted by the Company and its Subsidiaries on the Issue Date and all other activities that may be conducted without the loss of REIT Status (including, without limitation, (i) acquiring, developing, selling, owning, managing, operating and leasing real estate, (ii) acquiring, originating, owning, servicing, collecting, securitizing and resecuritizing real estate mortgages and related loans and CMBS and RMBS, and (iii) investing, reinvesting, owning, holding or trading in real estate and mortgage-related securities, and securities of Persons engaged primarily in real estate or mortgage-related activities) and other activities related to or arising out of any of the foregoing.

                  "PERMITTED LIENS" means (i) Liens securing Indebtedness under the Senior Credit Facility; (ii) Liens in favor of the Company or a Restricted Subsidiary; (iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary of the Company or becomes a Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such transaction and do not extend to any assets other than those of such Person; (iv) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition; (v) Landlord's Liens or Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (vi) (A) Liens to secure Indebtedness permitted by clauses
(iv), (v) or (vii) of Section 4.09(b) hereof (and Section 4.09(b)(ix) hereof to the extent relating to Indebtedness under Section 4.09(b)(iv) hereof), and (B) Liens to secure a guarantee permitted under Section 4.09(b)(vi) if the underlying Indebtedness referred to in such clause is secured by a Lien permitted under this Indenture; (vii) Liens existing or incurred on the Issue Date; (viii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (ix) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not in the aggregate exceed $3.0 million at any one time outstanding and that (A) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (B) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Subsidiary; (x) Liens securing Permitted Refinancing Indebtedness which is incurred to refinance any Indebtedness which has been secured by a Lien permitted under this Indenture and which has been incurred in accordance with the provisions of this Indenture, provided, however, that such Liens (A) are not materially less favorable to the Holders than the Liens in respect of the Indebtedness being refinanced and (B) do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so refinanced (other than additions, accessions, products, proceeds and improvements to such property or assets); (xi) (A) Liens arising under this Indenture in favor of the Trustee for its own benefit and (B) similar Liens in favor of other trustees arising under instruments governing Indebtedness permitted to be incurred under this Indenture; (xii) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have finally terminated or other period within which such proceedings may be initiated shall not have expired; (xiii) Liens resulting from the deposit of funds or government securities in trust for the purpose of discharging or defeasing Indebtedness of the Company and its Restricted Subsidiaries; (xiv) setoff, chargeback and other rights of depository and collecting banks and other regulated financial institutions with respect to money or instruments of the Company or its Restricted Subsidiaries on deposit with or in the possession of such institutions; (xv) pledges or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation; (xvi) Liens securing the Notes; (xvii) Liens securing the Series B Notes; and (xviii) Liens securing the Repo Obligations.

                  "PERMITTED REFINANCING INDEBTEDNESS" means Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, in whole or in part, other Indebtedness (the "OLD INDEBTEDNESS") of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that: (i) such Permitted Refinancing Indebtedness has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Old Indebtedness; (ii) the mandatory annual principal amortization payments on such Permitted Refinancing Indebtedness are less than or equal to the mandatory annual principal amortization payments on the Old Indebtedness; (iii) the mandatory annual cash interest expense on such Permitted Refinancing Indebtedness is not materially greater than the mandatory annual cash interest expense on the Old Indebtedness; (iv) such Permitted Refinancing Indebtedness does not provide for greater recourse to the Company and its Restricted Subsidiaries taken as a whole than the Old Indebtedness; (v) any Lien securing such Permitted Refinancing Indebtedness is not prohibited by Section
4.12 hereof; and (vi) if such Permitted Refinancing Indebtedness refinances the Repo Obligations, the holders of such Permitted Refinancing Indebtedness shall be bound by the Intercreditor Agreement.

                  "PERSON" means any individual, corporation, limited liability company, partnership (limited or general), joint venture, association, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

                  "PLEDGED STOCK" means, collectively, the CBO-REIT Pledged Stock, the CMBS Corp. Pledged Stock and the QRS 1 Inc. Pledged Stock.

                  "PREFERRED EQUITY INTEREST" means any Equity Interest of a Person, however designated, which entitles the holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such Person over the holders of any other Equity Interest issued by such Person.

                  "QRS 1 INC. PLEDGED STOCK" has the meaning assigned to such term in the Security and Pledge Agreement.

                  "REIT" means a "real estate investment trust," as defined in
Section 856 of the Internal Revenue Code of 1986, as amended.

                  "REIT STATUS" means qualification as a REIT pursuant to Sections 856 through 860 of the Internal Revenue Code of 1986, as amended.

                  "REORGANIZATION PLAN" means the Debtor's Third Amended Joint Plan of Reorganization of the Company and certain of its Subsidiaries, as confirmed by the United States Bankruptcy Court, District of Maryland, Greenbelt Division, including all exhibits and other attachments thereto.

                  "REPO AGREEMENT" means that certain Master Repurchase Agreement, as supplemented by Annex I and the other Annexes thereto, each dated as of the Issue Date and between the Company, as seller, and the Repo Purchaser, as buyer, as each may be amended, restated, supplemented, renewed, refinanced, replaced or otherwise modified from time to time.

                  "REPO DOCUMENTS" means, collectively, the Repo Agreement and all related collateral documents, instruments and agreements, as each may be amended, restated, supplemented, renewed, refinanced, replaced or otherwise modified from time to time.

                  "REPO OBLIGATIONS" means, collectively, all Obligations of the Company arising under the Repo Documents.

                  "REPO PURCHASER" means Merrill Lynch International acting through its agent Merrill Lynch, Pierce, Fenner & Smith Incorporated and its successors and assigns in such capacity under the Repo Documents.

                  "RESPONSIBLE OFFICER," when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

                  "RESTRICTED SUBSIDIARY" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary, and, unless specified otherwise, refers to a Restricted Subsidiary of the Company.

                  "RMBS" means residential mortgage-backed securities.

                  "SCHEDULED PRINCIPAL PAYDOWNS" means redemptions of Notes in the following amounts pursuant to Section 3.08(e): (i) $5.0 million on or before April ___, 2003; (ii) $15.0 million on or before April ___, 2004; and (iii) $15.0 million on or before April ___, 2005.

                  "SEC" means the Securities and Exchange Commission.

                  "SECOND LIEN COLLATERAL" means the Collection Account, the CBO-2 Bonds and the CMBS Corp. Pledged Stock.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended.

                  "SECURITY AND PLEDGE AGREEMENT" means the Security and Pledge Agreement by the Company in favor of the Collateral Agent for the benefit of the Holders, the holders of the Series B Notes and the Repo Purchaser, as amended or supplemented from time to time.

                  "SECURITY, PLEDGE AND COLLATERAL ASSIGNMENT AGREEMENT" means the Security, Pledge and Collateral Assignment Agreement by the Company and certain Subsidiaries thereof in favor of the Collateral Agent, for the benefit of the Holders and the holders of the Series B Notes, as amended or supplemented from time to time.

                  "SENIOR CREDIT FACILITY" means one or more loan or credit agreements entered into by the Company or one or more Restricted Subsidiaries on or after the Issue Date with one or more lenders, including any related notes, guarantees (by Subsidiaries or otherwise), collateral documents, instruments and agreements executed in connection therewith, as such agreement(s) and related documents may be amended, restated, supplemented, renewed, refinanced, replaced or otherwise modified from time to time (in each case, in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions), with the same or other agents, trustees, representatives, lenders or holders, irrespective of any changes in the terms and conditions thereof. Without limiting the generality of the foregoing, the term "Senior Credit Facility" shall include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to any Senior Credit Facility and all refundings, refinancings and replacements of any Senior Credit Facility, including any agreement (i) extending the maturity of any Obligations incurred thereunder or contemplated thereby, (ii) adding or deleting borrowers or guarantors thereunder, so long as borrowers and guarantors include one or more of the Company and its Restricted Subsidiaries and their respective successors and assigns, or (iii) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder. Any Lien securing such Indebtedness shall be subject to Section 4.12 hereof.

                  "SENIOR DEBT" means (i) all Obligations of the Company or any Restricted Subsidiary outstanding under the Repo Documents or the Senior Credit Facility, (ii) any other

Indebtedness permitted to be incurred by the Company or any Restricted Subsidiary under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the Notes, and (iii) all Obligations with respect to the foregoing. Notwithstanding anything to the contrary in the foregoing, "SENIOR DEBT" will not include (v) any liability for federal, state, local or other taxes owed or owing by the Company or any of its Subsidiaries, (w) any Indebtedness of the Company or any of its Subsidiaries to any Subsidiary or other Affiliate, (x) any trade payables, (y) any Indebtedness that is incurred in violation of this Indenture or (z) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of the Company.

                  "SERIES B INDENTURE" means the Indenture, dated as of the Issue Date, by and between the Company and the trustee named therein, governing the Series B Notes, as such indenture may be amended, supplemented, or otherwise modified from time to time.

                  "SERIES B NOTES" means the 20% Series B Senior Secured Notes due 2007 issued by the Company pursuant to the Series B Indenture, as such notes may be amended, supplemented or otherwise modified from time to time.

                  "SPP NONPAYMENT EVENT" means failure of the Company to make any of the Scheduled Principal Paydowns pursuant to Section 3.08(e), which failure is not cured within 30 days after the occurrence thereof. An SPP Nonpayment Event is not, in and of itself, a Default or Event of Default, and cure of an SPP Nonpayment Event (whether pursuant to an exercise of remedies under Section 4.17 or otherwise) is not, in and of itself, a cure of any Default or Event of Default.

                  "STATED MATURITY" means, with respect to any installment of interest or principal on any Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

                  "SUBSIDIARY" means, with respect to any Person, any other Person a majority of whose Voting Stock is at the time owned by such first Person, by one or more of the Subsidiaries of such first Person, or by such first Person and one or more Subsidiaries thereof.

                  "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on The date on which this Indenture is qualified under the TIA.

                  "TRADING ASSETS" means all securities owned as of the Issue Date or acquired thereafter by the Company or any wholly-owned Restricted Subsidiary thereof that do not constitute Collateral and that the Company from time to time deems to constitute part of the Company's "trading portfolio."

                  "TRUSTEE" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

                  "UNRESTRICTED SUBSIDIARY" means any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, any Subsidiary that is designated as such herein, and any Subsidiary of any Unrestricted Subsidiary, in each case unless and until designated to be a Restricted Subsidiary in compliance with this definition. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation will not cause the occurrence of an Event of Default. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under
Section 4.09 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the Reference Period and (ii) no Default or Event of Default would be in existence following such designation. As of the Issue Date, there are no Unrestricted Subsidiaries.

                  "VALUATION EXPERT" means a nationally-recognized, independent accounting, appraisal, investment banking, professional services, consulting or similar firm, or a broker or dealer who is active in the market for, or skilled in making determinations of value with respect to, the type of assets being valued, in each case as selected by the Company.

                  "VOTING STOCK" of any Person as of any date means the Capital Stock of such Person that is entitled under ordinary circumstances to vote in the election of the Board of Directors of such Person (irrespective of whether or not, at the time, Equity Interests of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

                  "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

SECTION 1.02      OTHER DEFINITIONS.

                  TERM                                                          DEFINED IN SECTION
                  ----                                                          ------------------
                  "Affiliate Transaction"....................................................4.11
                  "Asset Sale Offer".........................................................4.10
                  "Authentication Order".....................................................2.02
                  "Change of Control Offer"..................................................4.15
                  "Change of Control Payment Date" ..........................................4.15
                  "Covenant Defeasance"......................................................8.03
                  "DTC"......................................................................2.03
                  "Event of Default".........................................................6.01
                  "Excess Proceeds"..........................................................4.10

                  "incur"....................................................................4.09
                  "Legal Defeasance" ........................................................8.02
                  "Offer Amount".............................................................3.09
                  "Offer Period".............................................................3.09
                  "Paying Agent".............................................................2.03
                  "Permitted Debt"...........................................................4.09
                  "Purchase Date"............................................................3.09
                  "Registrar"................................................................2.03
                  "Required Filings" .......................................................10.02
                  "Restricted Payments"......................................................4.07

SECTION 1.03      PROVISIONS OF THE TIA.

                  Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

                  The following TIA terms used in this Indenture have the following meanings:

                  "INDENTURE SECURITIES" means the Notes;

                  "INDENTURE SECURITY HOLDER" means a Holder of a Note;

                  "INDENTURE TO BE QUALIFIED" means this Indenture;

                  "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee; and

                  "OBLIGOR" on the Notes means the Company and any successor obligor on the Notes.

                  All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.04      RULES OF CONSTRUCTION.

                  Unless the context otherwise requires:

                  (1) a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (3) "or" is not exclusive;

                  (4) words in the singular include the plural, and in the plural include the singular;

                  (5) provisions apply to successive events and transactions;
and

                  (6) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time.

                              ARTICLE 2. THE NOTES

SECTION 2.01      FORM AND DATING.

                  The Notes (including, without limitation, any Additional Notes and all Disputed Claims Notes) and the Trustee's certificate of authentication shall be substantially in the form of EXHIBIT A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication.

                  The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

                  Global Notes shall be substantially in the form of EXHIBIT A attached hereto (including the Global Note Legend thereon and the "Schedule of Increases of, and Exchanges of Interests in, the Global Note" attached thereto). Definitive Notes shall be substantially in the form of EXHIBIT A attached hereto (but without the Global Note Legend thereon and without the "Schedule of Increases of, and Exchanges of Interests in, the Global Note" attached thereto).

                  Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions and issuances of Additional Notes. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by
Section 2.06 hereof.

SECTION 2.02      EXECUTION AND AUTHENTICATION.

                  One Officer shall sign the Notes for the Company by manual or facsimile signature. The Company's seal may be reproduced on the Notes and may be in facsimile form.

                  If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

                  A Note shall not be valid until authenticated by the manual signature of an authorized signatory of the Trustee. Such signature shall be conclusive evidence that the Note has been authenticated under this Indenture and that the Holder thereof is entitled to the benefits of this Indenture.

                  The Trustee shall, upon a written order of the Company signed by two Officers (an "AUTHENTICATION ORDER"), (a) authenticate Notes for original issue on the Issue Date up to the aggregate principal amount stated in clause
(i) of the last sentence of Section 4(a) of the Notes, and (b) from time to time after the Issue Date, to the extent required by Section 1 of the Notes, authenticate Additional Notes. Additional Notes may be issued as additional Definitive Notes or as increases in the principal amount of an outstanding Global Note. The Authentication Order given on the Issue Date shall specify the principal amount of Disputed Claims Notes. The aggregate principal amount of Notes outstanding at any time may not exceed the amount specified in Section 4 of the Notes except as provided in Section 2.07 hereof.

                  The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Notes. Any such appointment shall be evidenced by an instrument signed by a Responsible Officer, a copy of which shall be furnished to the Company. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

                  The Notes shall be issuable only in registered form without coupons and shall not be subject to any minimum denominations.

SECTION 2.03      REGISTRAR AND PAYING AGENT.

                  The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("REGISTRAR") and an office or agency where Notes may be presented for payment ("PAYING AGENT"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company (with the consent of the Trustee) or the Trustee may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company or the Trustee may change any Paying Agent or Registrar without notice to any Holder and the Registrar and Paying Agent may resign at any time upon written notice to the Company and the Trustee. The Company or the Trustee shall notify the other, as appropriate, in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. Neither the Company nor any of its Subsidiaries may act as Paying Agent or Registrar without the consent of the Trustee.

                  The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

                  The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Notes.

SECTION 2.04      PAYING AGENT TO HOLD MONEY IN TRUST.

                  The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon complying with this Section 2.04, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money delivered to the Trustee. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

                  Subject to applicable escheat and abandoned property laws, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any, on) or interest on any Note and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment hereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, the City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 2.05      HOLDER LISTS.

                  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA Section 312(a).

SECTION 2.06      TRANSFER AND EXCHANGE.

                  (a) TRANSFER AND EXCHANGE OF GLOBAL NOTES. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if (i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary, (ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee, or
(iii) there shall have occurred and be continuing a Default or Event of Default and such exchange shall be requested by a written notice given to the Company by the Trustee. Upon the occurrence of any of the preceding events in (i), (ii) or
(iii) above, Definitive Notes shall be issued in such names and principal amounts as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Section 2.07 hereof. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or (c) hereof.

                  (b) TRANSFER AND EXCHANGE OF BENEFICIAL INTERESTS IN THE GLOBAL NOTE.

                  The transfer and exchange of beneficial interests in the Global Note shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Global Note shall be subject to restrictions on transfer to the extent required by the Securities Act and applicable Bankruptcy Law, including, without limitation, 11 U.S.C. Section 1145. No written orderS or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b).

                  (c) TRANSFER OR EXCHANGE OF BENEFICIAL INTERESTS IN GLOBAL NOTES FOR DEFINITIVE NOTES. If any holder of a beneficial interest in a Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, if the Company consents to such exchange or transfer (which consent may be withheld by the Company in its sole and absolute discretion so long as DTC or its successor is willing and able to act as Depositary), upon delivery of (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and
(2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. Unless otherwise instructed in writing, the Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.

                  (d) TRANSFER AND EXCHANGE OF DEFINITIVE NOTES FOR BENEFICIAL INTERESTS IN GLOBAL NOTES. A Holder of a Definitive Note may exchange such Note for a beneficial interest in a Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Definitive Note and increase the aggregate principal amount of the applicable Global Note.

                  (e) TRANSFER AND EXCHANGE OF DEFINITIVE NOTES FOR DEFINITIVE NOTES. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), if the Company consents to such exchange or transfer (which consent may be withheld by the Company in its sole and absolute discretion so long as DTC or its successor is willing and able to act as Depositary), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing.

                  (f) GLOBAL NOTE LEGEND. The following legend shall appear on the face of all Global Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture:

         "UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF."

                  (g) CANCELLATION AND/OR ADJUSTMENT OF GLOBAL NOTES. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global
Note is exchanged for or transferred to a Person who will take delivery thereof in the form of Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Note Custodian at the direction of the Trustee to reflect such reduction.

                  (h) GENERAL PROVISIONS RELATING TO TRANSFERS AND EXCHANGES.

                           (i) To permit registrations of transfers and
                  exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Company's order or at the Registrar's request.

                           (ii) No service charge shall be made to a holder of a
                  beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.15 and 9.05 hereof).

                           (iii) The Registrar shall not be required to register
                  the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                           (iv) All Global Notes and Definitive Notes issued
                  upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

                           (v) The Company shall not be required (A) to issue,
                  to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 Business Days before the day of any selection of Notes for redemption under
                  Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

                           (vi) Prior to due presentment for the registration of
                  a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

                           (vii) All certifications, certificates and other
                  written orders or instructions required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

SECTION 2.07      REPLACEMENT NOTES.

                  If any mutilated Note is surrendered to the Trustee or the Company and the Trustee and the Company each receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the requirements of this Indenture are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

                  Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

                  The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Notes.

SECTION 2.08      OUTSTANDING NOTES; DISPUTED CLAIMS NOTES.

         (a) (i) The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

                  (ii) If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

                  (iii) If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

                  (iv) If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

         (b) (i) As required by the Reorganization Plan, $_________ principal amount of Disputed Claims Notes (the "DISPUTED A NOTES") shall be issued on the Issue Date. The Disputed A Notes shall be held by Wells Fargo Bank Minnesota, National Association, as disbursing agent (in such capacity, the "DISBURSING AGENT") in escrow (the "DISPUTED CLAIMS ESCROW FUND") pending the resolution of the Disputed Claims. Any Additional Notes issued in respect of such Disputed A Notes and all interest and redemption payments made from time to time hereunder in respect of such Disputed A Notes and Additional Notes shall also be held in the Disputed Claims Escrow Fund, and together with the Disputed A Notes are collectively referred to herein as the "DISPUTED A ESCROW".

         On the Issue Date, the Company shall also deposit into the Disputed Claims Escrow Fund $________ principal amount of Series B Notes (the "DISPUTED B NOTES") as required by the

Reorganization Plan. Any Additional Notes issued in respect of such Disputed B Notes and all interest and redemption payments made from time to time in respect of such Disputed B Notes and Additional Notes shall also be held in the Disputed Claims Escrow Fund, and together with the Disputed B Notes are collectively referred to herein as the "DISPUTED B ESCROW".

         On the Issue Date, the Company shall deposit into the Disputed Claims Escrow Fund funds in the amount of $_________ (the "DISPUTED CLAIMS ISSUE DATE CASH") as required by the Reorganization Plan. All interest and other amounts from time to time earned in respect of the Disputed Claims Issue Date Cash shall also be held in the Disputed Claims Escrow Fund, and together with the Disputed Claims Issue Date Cash are collectively referred to herein as the "DISPUTED CASH ESCROW".

                  (ii) If and to the extent that a Disputed Claim is adjudicated by a Final Order (as defined in the Reorganization Plan) or agreed to be an "Allowed Class A10 Claim" (as defined in the Reorganization Plan), then, promptly after the Disbursing Agent receives an Officers' Certificate or other evidence reasonably satisfactory to the Disbursing Agent evidencing that such Disputed Claim (or portion thereof) has become an Allowed Class A10 Claim, the Disbursing Agent shall release from the Disputed Claims Escrow Fund and deliver to the holder of such Allowed Class A10 Claim the corresponding portions of the Disputed A Escrow, the Disputed B Escrow and the Disputed Cash Escrow relating to such Disputed A Notes and Disputed B Notes to the extent of such Allowed Class A10 Claim as required pursuant to Section V.H.5 of the Reorganization Plan. The corresponding portions of each component of the Disputed Claims Escrow Fund shall be calculated based upon the principal amount of Disputed A Notes and Disputed B Notes relating to such Disputed Claim as a percentage of the total amount of Disputed A Notes and Disputed B Notes.

                  (iii) If and to the extent that a Disputed Claim is adjudicated by a Final Order or agreed not to be an Allowed Class A10 Claim, then, upon receipt by the Disbursing Agent of an Officers' Certificate or other evidence reasonably satisfactory to the Disbursing Agent evidencing such adjudication or agreement, the holders of all Series B Notes (other than Disputed B Notes) shall be deemed to have automatically and mandatorily exchanged, pro rata, Series B Notes with the Disputed Claims Escrow Fund on the terms set forth below (an "EXCHANGE").

         If all Disputed Claims are adjudicated or agreed not to be Allowed Class A10 Claims, then the holders of the Series B Notes shall transfer, pro rata, to the Disputed Claims Escrow Fund (A) Series B Notes issued on the Issue Date in an aggregate principal amount equal to the sum of the aggregate principal amount of the Disputed A Notes and the amount of the Disputed Claims Issue Date Cash, (B) all Additional Series B Notes, if any, issued in respect of the Series B Notes described in clause (A), and (C) all interest and redemption payments received since the Issue Date in respect of the Series B Notes described in clause (A) and Additional Series B Notes, against receipt from the Disputed Claims Escrow Fund, pro rata, of (1) the Disputed A Notes, (2) all Additional Notes, if any, issued in respect thereof, (3) all interest and redemption payments received since the Issue Date in respect of such Disputed A Notes and Additional Notes, (4) the Disputed Claims Issue Date Cash, and (5) all interest and other amounts earned in respect of the Disputed Claims Issue Date Cash. If less than all Disputed Claims are adjudicated or agreed not to be Allowed Class A10 Claims, then each class of consideration transferred in the corresponding Exchange shall be reduced proportionally.

         If one or more Exchanges occur, then, upon resolution of all Disputed Claims, as evidenced by the delivery to the Trustee of an Officers' Certificate, the Disbursing Agent shall return to the Company all Series B Notes held in the Disputed Claims Escrow Fund (such return to be evidenced by a reduction in the aggregate principal amount of the global note evidencing such Series B Notes) and shall return to the Company all funds at that time held in the Disputed Claims Escrow Fund.

         The parties hereto recognize that each Exchange contemplates that the holders of the Series B Notes must deliver to the Disputed Claims Escrow Fund certain interest and redemption payments received in respect of Series B Notes, and that such portion of the Exchange would be burdensome to such holder. Accordingly, no holder of Series B Notes shall be required to deliver funds to the Disbursing Agent in connection with an Exchange, and, in lieu thereof, the Trustee is authorized to offset against such holder's obligation an equal amount of funds that otherwise would have been transferred to such holder from the Disputed Claims Escrow Fund. If the amount of funds owed by a holder of Series B Notes in connection with an Exchange exceeds the amount of funds owed to such holder in connection with such Exchange, then the Trustee shall offset such deficiency against future payments due to such holder of Series B Notes until such deficiency has been satisfied.

SECTION 2.09      TREASURY NOTES.

                  In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

SECTION 2.10      TEMPORARY NOTES.

                  In the event that Definitive Notes are to be issued under the terms of this Indenture, until such Definitive Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Notes in exchange for temporary Notes upon surrender of such temporary Notes at the office or agency of the Company, without charge to the Holder.

                  Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.11      CANCELLATION.

                  The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy canceled Notes (subject to the record retention requirement of the Exchange
Act). Certification of the destruction of all canceled Notes shall be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12      DEFAULTED INTEREST.

                  If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner to the Persons who are Holders on a subsequent special record date, in each case at the rate or rates provided in the Notes. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.13      CUSIP NUMBERS.

                  The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; PROVIDED, HOWEVER, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.

                      ARTICLE 3. REDEMPTION AND PREPAYMENT

SECTION 3.01      NOTICES TO TRUSTEE.

                  If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, or is required to do so pursuant to Section 3.08(d) or 3.08(e) hereof, it shall furnish to the Trustee, at least 45 days but not more than 60 days before a redemption date (or at least 3 Business Days before such redemption date in the case of a redemption pursuant to Section 3.08(d) hereof), an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur and that such redemption will comply with the conditions set forth herein, (ii) the redemption date,
(iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

SECTION 3.02      SELECTION OF NOTES TO BE REDEEMED.

                  Subject to Section 3.07(b) hereof, if less than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee on a pro rata basis.

                  The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.03      NOTICE OF REDEMPTION.

         Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date (or at least 2 Business Days before such redemption date in the case of a redemption pursuant to Section3.08(d) hereof), the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder of Notes to be redeemed at its registered address.

                  The notice shall identify the Notes to be redeemed and shall state:

                  (a) the redemption date;

                  (b) the redemption price and accrued interest to be paid;

                  (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

                  (d) the name and address of the Paying Agent;

                  (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                  (f) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

                  (g) the Section of the Notes and/or this Indenture pursuant to which the Notes called for redemption are being redeemed; and

                  (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

                  At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, on or before the date specified in Section 3.01 hereof, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in this Section.

SECTION 3.04      EFFECT OF NOTICE OF REDEMPTION.

                  Once notice of redemption is mailed in accordance with Section
3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price; provided, however, that the failure to provide such notice shall not affect the liability of the Company to pay the redemption price. A notice of redemption may not be conditional.

SECTION 3.05      DEPOSIT OF REDEMPTION PRICE.

                  On or before 11:00 a.m. Eastern time, on the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

                  If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate or rates provided in the Notes.

SECTION 3.06      NOTES REDEEMED IN PART.

                  Subject to the provisions of this Indenture relating to Global Notes, upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.07      OPTIONAL REDEMPTION.

                  (a) The Notes will be subject to redemption at any time and from time to time at the option of the Company, in whole or in part, without premium or penalty, upon not less than 30 nor more than 60 days' notice, at the redemption price of 100% of the principal amount thereof plus accrued and unpaid interest thereon to the applicable redemption date.

                  (b) Notwithstanding Section 3.02 hereof or any other provision of this Indenture, the Notes or any other agreement or instrument to the contrary, the Company may, in connection with a redemption pursuant to this Section 3.07, select for redemption specific Notes or specific direct or indirect beneficial interests in a Note if such Note or beneficial interest has a principal amount of less than $1,000.

                  (c) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

                  (d) As of the Issue Date, Section 4 of the Repo Agreement imposes limitations on the right of the Company to make optional redemptions in certain circumstances.

SECTION 3.08      MANDATORY REDEMPTION; REPURCHASE AT OPTION OF HOLDER.

                  (a) The Company shall not be required to make mandatory redemption, purchase or sinking fund payments with respect to the Notes except as specified in this Section.

                  (b) The Company shall make Asset Sale Offers to the extent required by Section 4.10 hereof, and Change of Control Offers to the extent required by Section 4.15 hereof.

                  (c) If the Company or a Restricted Subsidiary issues Equity Interests in the Company on or after the Issue Date through one or more transactions, then the Company shall make offers to all Holders to purchase the maximum principal amount of Notes that may be purchased out of the Net Equity Proceeds of such issuance, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase, in accordance with the procedures set forth in this Indenture, subject to a maximum total offer price of $10.0 million in the aggregate for all such offers under this Section 3.08(c) to purchase Notes and Series B Notes made after the Issue Date. To the extent that any Net Equity Proceeds remain after consummation of such purchase offer, the Company may use such remaining Net Equity Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes tendered into such purchase offer exceeds the amount of Net Equity Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. A purchase offer made under this Section 3.08(c) shall be made pursuant to procedures substantially similar to those governing Asset Sale Offers, as set forth in Section 3.09. Notwithstanding any other provision of this Indenture, the Series B Indenture, the Notes or the Series B Notes, the total purchase price paid to purchase Notes pursuant to this Section 3.08(c) and to purchase Series B Notes pursuant to the corresponding provision of the Series B Indenture, whether pursuant to one or more purchase offers, shall in no event exceed the aggregate amount of $10.0 million.

                  (d) On each Interest Payment Date, the Company shall make a mandatory redemption of Notes in an aggregate principal amount equal to the Miscellaneous Collateral Cashflow received during the approximately one-month period that ended 5 Business Days prior to such Interest Payment Date (such period having started immediately after the end of the last such period or, in the case of the first redemption pursuant to this subsection (d), having started on the Issue Date) (the "MANDATORY AMORTIZATION PAYMENTS"). Such redemption shall be made at a redemption price equal to 100% of the principal amount of the Notes being redeemed.

                  (e) Unless the Company, not more than 60 days prior to the relevant Interest Payment Date, delivers to the Trustee an Officers' Certificate stating that the Company has determined that the Company will not have sufficient liquidity on a projected basis to make the redemptions described in this subsection and to pay its reasonably necessary expenses and other obligations during the upcoming twelve-month period, including, without limitation, interest, Mandatory Amortization Payments and funding and maintenance of a $7.5 million working capital reserve account, but excluding dividends pursuant to Section 4.07(b)(ii)(B), the Company shall make mandatory redemptions of Notes in the amounts of the Scheduled Principal Paydowns on or before the corresponding Interest Payment Dates described in the definition of such term. Such redemptions shall be made at redemption prices equal to 100% of the principal amount of Notes being redeemed. All amounts paid to Holders (i) to purchase Notes pursuant to Section 4.10 hereof to the extent constituting Net Proceeds of assets that are not Collateral, (ii) to purchase Notes pursuant to
Section 4.10 hereof to the extent constituting Net Proceeds of Miscellaneous Collateral if an SPP Nonpayment Event exists, and (iii) to redeem Notes pursuant to Section 3.08(d) hereof to the extent specified in Section 4.17 hereof, shall be credited against the redemption requirements set forth in this Section 3.08(e) in order of maturity.

SECTION 3.09      OFFER TO PURCHASE BY APPLICATION OF EXCESS PROCEEDS.

                  In the event that, pursuant to Section 4.10 hereof, the Company shall be required to commence an Asset Sale Offer, it shall follow the procedures specified below.

                  The Asset Sale Offer shall remain open for a period of at least 20 Business Days following its commencement (the "OFFER PERIOD"). No later than five Business Days after the termination of the Offer Period (the "PURCHASE DATE"), the Company shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.10 hereof (the "OFFER AMOUNT") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

                  If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

                  Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

                  (a) that the Asset Sale Offer is being made pursuant to this
Section 3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer shall remain open;

                  (b) the Offer Amount, the purchase price and the Purchase
Date;

                  (c) that any Note not tendered or accepted for payment shall continue to accrue interest;

                  (d) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Purchase Date;

                  (e) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have all or a portion of such Note purchased;

                  (f) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice prior to the expiration of the Offer Period;

                  (g) that Holders shall be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

                  (h) that, if the aggregate principal amount of Notes tendered by Holders exceeds the Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis; and

                  (i) that, subject to the provisions of this Indenture relating to Global Notes, Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

                  On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a PRO RATA basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and, subject to the provisions of this Indenture relating to Global Notes, the Company shall, promptly issue a new Note, and the Trustee, upon written request from the Company shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on or prior to the Purchase Date. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes in connection with an Asset Sale Offer and, to the extent inconsistent with the provisions of this Indenture, such laws and regulations shall govern.

                              ARTICLE 4. COVENANTS

SECTION 4.01      PAYMENT OF NOTES.

                  The Company shall pay or cause to be paid the principal of, premium, if any, Loan Fees, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, Loan Fees, and interest shall be considered paid on the date due if the Trustee or the Paying Agent, if other than the Company or a Subsidiary thereof, holds (in New York, New York, or as otherwise specified by the Paying Agent) as of 11:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, Loan Fees and interest then due.

SECTION 4.02      MAINTENANCE OF OFFICE OR AGENCY.

                  The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

                  The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                  The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with
Section 2.03.

SECTION 4.03      REPORTS.

                  Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company shall furnish to the Trustee (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the

SEC on Form 8-K if the Company were required to file such reports, in each case, promptly after such filing.

SECTION 4.04      COMPLIANCE CERTIFICATE.

                  (a) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that, to his or her knowledge, no Default or Event of Default exists (or, if a Default or Event of Default exists, describing such Default or Event of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto).

                  (b) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith (but not later than 30 days after the occurrence thereof) upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.05      TAXES.

                  The Company shall pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

SECTION 4.06      STAY, EXTENSION AND USURY LAWS.

                  The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture. The Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07      RESTRICTED PAYMENTS.

                  (a) Subject to the other provisions of this Section, the Company shall not (i) declare or pay any dividend or make any distribution of value (each, a "DIVIDEND") on account of the Company's Equity Interests or (ii) purchase, redeem or otherwise acquire or retire for value any Preferred Equity Interests of the Company (all such payments and other actions being collectively referred to as "RESTRICTED PAYMENTS").

                  (b) Subsection (a) above will not prohibit:

                           (i) the payment of any dividend within 90 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture;

                           (ii) the declaration and payment of the following types of dividends (which amounts shall be cumulative):

                                    (A) dividends payable in Equity Interests of
                  the Company;

                                    (B) dividends on New Preferred Equity
                  Interests if (1) the cash rate of such dividends does not exceed 13% per annum of the amount of the issuance price of such New Preferred Equity Interests, (2) the Company has determined that the Company has sufficient liquidity on a projected basis to pay such cash dividends and pay all interest, Loan Fees, Mandatory Amortization Payments and Scheduled Principal Paydowns scheduled to be due and payable during the upcoming twelve-month period following the date of declaration of such dividend and to fund and maintain a $7.5 million working capital reserve, (3) no Default or Event of Default is then continuing, and (4) as of the end of the most recently ended full fiscal quarter for which internal financial statements are available immediately preceding the date of declaration of such dividend, CBO-2 Visible Losses are not greater than the Loss Threshold Amount;

                                    (C) so long as no Default or Event of
                  Default is then continuing, dividends payable in cash on Preferred Equity Interests in an amount not to exceed $4.1 million per year;

                                    (D) dividends payable in cash if (1) payment
                  of such dividend in cash is necessary in order to maintain REIT Status, (2) notice of such proposed dividend (which may be in the form of EXHIBIT C attached hereto or such other form as the Company deems appropriate) is mailed to the Holders concurrently with the declaration thereof, such declaration to be made not less than 20 days prior to the record date therefor, (3) the Articles Supplementary in the form of EXHIBIT B attached hereto creating the Noteholder Preferred Stock have been filed with the Secretary of State of the State of Maryland, have become effective and the Holders are granted the right concurrently with the declaration of such dividend to convert an aggregate unpaid principal amount of Notes equal to 110% of the amount of the proposed dividend into Noteholder Preferred Stock having a liquidation value equal to 110% of the amount of the proposed dividend, (4) such dividend is payable first, to Holders who have converted Notes into Noteholder Preferred Stock, as redemption payments for the redemption of such Holders' Noteholder Preferred Stock in an aggregate amount equal to 90.9% of the principal amount of Notes converted into Noteholder Preferred Stock, and second, to the extent the aggregate amount of such dividend is not fully utilized in connection with the redemption of such Noteholder
                  Preferred Stock, to holders of other capital stock of the Company as specified by the Company in the resolution of the Board of Directors authorizing the declaration of such dividend, (5) the aggregate amount of such dividend is limited to the amount necessary in order to maintain REIT Status, and (6) the Company has no issued and outstanding Preferred Equity Interests that have liquidation preference or dividend rights senior to those of the Noteholder Preferred Stock; and

                                    (E) dividends on Noteholder Preferred Stock;
                  and

                           (iii) the redemption, repurchase, retirement or other acquisition of:

                                    (A) any Preferred Equity Interests of the
                  Company in exchange for, or out of the net cash proceeds of a substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of other Equity Interests of the Company;

                                    (B) any Preferred Equity Interests owned by
                  the Company or any Restricted Subsidiary of the Company; and

                                    (C)     Noteholder Preferred Stock.

                  (c) The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the assets proposed to be transferred pursuant to such Restricted Payment. If the fair market value of any non-cash Restricted Payment shall be in excess of $3.0 million, then such fair market value shall be determined by the Board of Directors, whose Board Resolution with respect thereto shall be delivered to the Trustee, and if the fair market value shall be in excess of $12.5 million, then such determination shall also be based upon an opinion, appraisal or quotation issued by a Valuation Expert.

                  (d) The Company may not use any dividends received from CMSLP to pay dividends on the Company's capital stock or for the redemption of preferred stock.

SECTION 4.08      INVESTMENTS.

                  If either (i) an Event of Default has occurred and is continuing or (ii) as of the end of the most recently ended full fiscal quarter for which internal financial statements are available, CBO-2 Visible Losses are greater than the Loss Threshold Amount, then the Company may not purchase CMBS rated "B" or lower by a nationally-recognized rating agency (other than purchases made out of the proceeds of a substantially concurrent sale of, or exchange of, CMBS that have a credit rating equal to or lower than the CMBS being purchased or received in such exchange). For purposes of this Section, unrated CMBS shall be deemed to be rated "D."

SECTION 4.09      INCURRENCE OF INDEBTEDNESS.

                  (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "INCUR") any Indebtedness; PROVIDED, HOWEVER, that the Company and its Restricted Subsidiaries may incur Indebtedness if:

                           (i) the Interest Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available (or, if internal financial statements for at least four full fiscal quarters since the Issue Date are not available, then the Interest Coverage Ratio shall be calculated with respect to the one, two or three, as appropriate, full fiscal quarters since the Issue Date for which internal financial statements are available) immediately preceding the date on which such additional Indebtedness is incurred would have been at least 1.5 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred at the beginning of such four-quarter period (or shorter period, as appropriate); and

                           (ii)     either:

                                    (A) such additional Indebtedness (1) has no
                  Stated Maturity of principal until on or after the final Stated Maturity of the Series B Notes, and (2) is not by its terms subject to voluntary prepayment, redemption or call at the option of the Company on or prior to such date; or

                                    (B) such additional Indebtedness (1) has no
                  Stated Maturity of principal other than at its final Stated Maturity date, (2) has a final Stated Maturity date not more than two years after its issuance date, and (3) was incurred for the purpose of financing all or any part of the purchase price or carrying cost of CMBS, RMBS, other Trading Assets or other income-producing assets.

                  (b) The provisions of subsection (a) above will not apply to the incurrence of any of the following items of Indebtedness (collectively, "PERMITTED DEBT"):

                  (i) the incurrence by the Company and its Restricted Subsidiaries of Indebtedness (including letters of credit, with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) under the Senior Credit Facility; provided that the aggregate principal amount of all Indebtedness (including letters of credit) outstanding under the Senior Credit Facility after giving effect to such incurrence does not exceed an amount equal to $25.0 million less the aggregate amount of all Net Proceeds of Asset Sales applied to permanently repay any such Senior Credit Facility Indebtedness pursuant to Section 4.10 hereof;

                  (ii) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

                 (iii) the incurrence by the Company of Indebtedness represented by the Notes;

                 (iv) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations or incurred in similar types of transactions, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Subsidiary, in an aggregate principal amount not to exceed $400,000 at any time outstanding;

                  (v) so long as no Default or Event of Default is then continuing, the incurrence by the Company or any of its Restricted Subsidiaries of Non-Recourse Debt or Match Funded Indebtedness;

                  (vi) the guarantee by the Company or any Restricted Subsidiary of Indebtedness of the Company or a Restricted Subsidiary that was permitted to be incurred by another provision of this Section 4.09;

                  (vii) Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price, assumption or guarantee of nonrecourse liabilities and similar obligations incurred or assumed in connection with the acquisition or disposition of any Restricted Subsidiary or other assets;

                  (viii) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that (A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary thereof and (B) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary thereof shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (viii); and

                  (ix) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness that is either Existing Indebtedness or was permitted by this Indenture to be incurred under subsection (a) hereof or clauses
         (ii), (iii), (iv), (v), (vi), (vii) or (ix) of this subsection (b).

                  (c) For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in subsection (b) above or is entitled to be incurred pursuant to subsection (a) above, the Company may classify, and from time to time re-classify, such item of Indebtedness in any manner that complies with this covenant. Accrual of interest, accretion or amortization of original issue discount, and the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms will not be deemed to be an incurrence of Indebtedness for purposes of this covenant, but such items shall not, by virtue of this sentence, be excluded from the scope of the Indebtedness described in the definition of the term "Interest Expense."

SECTION 4.10      ASSET SALES.

                  (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless either (i) such Asset Sale was made in the ordinary course of business, (ii) the assets disposed of constituted Trading Assets, or (iii) clauses (A) through (D) below are satisfied:

                           (A) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets disposed of;

                           (B) if the fair market value of such assets is in excess of $3.0 million, such value shall be determined by the Company's Board of Directors, and if such fair market value is in excess of $12.5 million, such fair market value shall be evidenced by an opinion, appraisal or quotation issued by a Valuation Expert;

                           (C) the Company gives notice of such Asset Sale to the Trustee not less than 10 days prior to the closing thereof; and

                           (D) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this clause (D), any liabilities of the Company or any Restricted Subsidiary that are assumed by the transferee of any such assets or an Affiliate thereof or that otherwise cease to be liabilities of the Company or a Restricted Subsidiary in connection with such Asset Sale shall be deemed to be cash.

                  Notwithstanding the foregoing, the limitations referred to in clauses (A), (B) and (C) above shall not apply to (1) any Asset Sale made pursuant to, and in compliance with, Section 4.17 of this Indenture, or (2) any Asset Sale made in a public markets, Rule 144A, Regulation S or similar transaction.

                  Notwithstanding the foregoing, the 75% limitation referred to in clause (D) above shall not apply to any Asset Sale in which the cash or Cash Equivalents portion of the consideration received therefrom, determined in accordance with the foregoing provision, is equal to or greater than what the after-tax proceeds would have been had such Asset Sale complied with the aforementioned 75% limitation.

                  Notwithstanding the foregoing, in certain circumstances
Section 4.17 limits the right of the Company to sell the Miscellaneous Collateral, as more particularly set forth in such Section.

                  (b) (i) Within 180 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds, at its option, (A) to the permanent repayment, pro rata, of Indebtedness under the Senior Credit Facility, the Repo Agreement, this Indenture and the Series B Indenture or (B) to the acquisition of income-producing assets (including, without limitation, Trading Assets) or Equity Interests in Persons that own income-producing assets if such Persons become Subsidiaries.

                           (ii) Notwithstanding the foregoing, in the event that a Restricted Subsidiary that is not a wholly-owned Subsidiary consummates an Asset Sale, whether or not such Restricted Subsidiary dividends or distributes to all of its stockholders (including the Company or another Restricted Subsidiary) on a PRO RATA basis any proceeds of such Asset Sale, the Company or such Restricted Subsidiary need only apply its PRO RATA share of such proceeds in accordance with the preceding clauses (b)(i)(A) or (b)(i)(B).

                           (iii) Pending the final application of any such Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in clause (b)(i) above will be deemed to constitute "EXCESS PROCEEDS."

                           (iv) When the aggregate amount of Excess Proceeds exceeds $5.0 million, the Company will be required to make an offer pro rata to all Holders of Notes, all holders of Series B Notes, all holders of Repo Obligations and all holders of Indebtedness under a Senior Credit Facility containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (an "ASSET SALE OFFER") to purchase the maximum principal amount of Notes and such other Indebtedness that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase, in accordance with the procedures set forth in this Indenture and such other Indebtedness. The Company may, in its sole discretion, elect to make an Asset Sale Offer prior to the expiration of the 180-day period, or with less than $5.0 million of Excess Proceeds. To the extent that any Excess Proceeds that were subject to an Asset Sale Offer remain after consummation of such Asset Sale Offer, the Company may use such remaining Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and such other Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other Indebtedness to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero. Certain procedures regarding Asset Sale Offers are set forth in Section 3.09 hereof.

                           (v) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the procedural aspects of the Asset Sales provisions of this Indenture, the Company shall comply with the procedures required by the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Asset Sale provisions of this Indenture by virtue of such conflict.

                  (c) Unless otherwise directed by the Trustee during the continuance of an Event of Default, notwithstanding subsection (b) above, any Asset Sale Offer made with Excess Proceeds derived from Asset Sales of the Miscellaneous Collateral, the CBO-REIT Pledged Stock, the QRS 1 Inc. Pledged Stock, the Nomura Bond or the Merrill/GACC Assets shall be made only to Holders of the Notes.

                  (d) The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate any Asset Sale of the CBO-REIT Pledged Stock, the QRS 1 Inc. Pledged Stock, the Nomura Bond or the Merrill/GACC Assets unless such Asset Sale is on commercially reasonable terms.

SECTION 4.11      TRANSACTIONS WITH AFFILIATES.

                  The Company shall not make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "AFFILIATE TRANSACTION"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company than those that would have been obtained in a comparable transaction by the Company with an unrelated Person and (ii) the Company delivers to the Trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $2.0 million, a Board Resolution set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the members of the Board of Directors and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by a Valuation Expert. Notwithstanding the foregoing, the limitations and restrictions set forth in this Section 4.11 shall not apply to the following types of Affiliate
Transactions: (i) Affiliate Transactions between or among the Company and its Restricted Subsidiaries; (ii) customary compensation and indemnification arrangements and other customary transactions with officers, directors or employees of the Company or any Restricted Subsidiary entered into in the ordinary course of business; (iii) Restricted Payments that are not prohibited by Section 4.07 hereof and the definitions used therein; and (iv) transactions entered into in connection with the CMSLP Reorganization.

SECTION 4.12      LIENS.

                  The Company shall not, and shall not permit any of its Restricted Subsidiaries to, create, incur or assume any Lien securing Indebtedness on any asset acquired after the Issue Date, except Permitted Liens.

                  Section 10.01 hereof sets forth an additional limitation on Liens on Collateral.

SECTION 4.13      BUSINESS ACTIVITIES.

                  The Company shall not engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Subsidiaries taken as a whole.

SECTION 4.14      CORPORATE EXISTENCE.

                  Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries, if the senior management of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

SECTION 4.15      OFFER TO REPURCHASE UPON CHANGE OF CONTROL.

                  (a) If a Change of Control occurs, the Company shall make an offer to each Holder of Notes to repurchase all or any part of such Holder's Notes pursuant to the procedures described below (the "CHANGE OF CONTROL OFFER") at an offer price in cash equal to 100% of the aggregate principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase (the "CHANGE OF CONTROL PAYMENT").

                  (b) Within 30 days following any Change of Control, the Company shall mail a notice to each Holder stating: (1) that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Notes tendered will be accepted for payment in full; (2) the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "CHANGE OF CONTROL PAYMENT DATE"); (3) that any Note not tendered will continue to accrue interest; (4) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date; (5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the expiration of the Change of Control Payment Offer; (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the expiration of the Change of Control Payment Offer, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes in connection with a Change of Control and, to the extent the procedural aspects thereof are inconsistent with the provisions of this Indenture, such laws and regulations shall govern.

                  (c) On the Change of Control Payment Date, the Company shall, to the extent lawful, (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company, and that such purchase is being effected pursuant to, and complies with, this
Section 4.15. The Paying Agent shall promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and, subject to the provisions of this Indenture relating to Global Notes, the Trustee shall promptly authenticate and mail to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any. Prior to complying with the provisions of this Section 4.15(c), the Company shall obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of Notes required by this Section 4.15. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

                  (d) The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

SECTION 4.16      MINIMUM EXCESS CASH FLOW.

                  As of each of the dates set forth on SCHEDULE 4.16, the Company shall cause its Excess Cash Flow calculated for the period from July 1, 2001 to the date set forth on SCHEDULE 4.16, or, if four or more fiscal quarters have elapsed since the Issue Date, then for the preceding four fiscal quarters, to be not less than the amount set forth on SCHEDULE 4.16 opposite the applicable date.

SECTION 4.17      SPP NONPAYMENT EVENT.

                  Within 30 days following any SPP Nonpayment Event, the Company shall mail or cause to be mailed, by first class mail, a notice to each Holder stating that an SPP Nonpayment Event has occurred, and requesting that the Holders vote on whether the Company should attempt to sell the Miscellaneous Collateral. The notice shall be accompanied by evidence of the expected Net Proceeds that could be obtained by the Company from the sale of the Miscellaneous Collateral (including, where appropriate, information provided by a Valuation Expert) and, based upon such evidence, the expected minimum sales price for such assets (the "MINIMUM SALES PRICE"). Each Holder shall have 30 days after the date of such notice to respond to the Trustee as to whether such Holder desires the Company to sell the Miscellaneous Collateral. If the Holders of at least a majority in principal amount of the Notes vote for the sale of the Miscellaneous Collateral, then the Company shall, for the next 180 days, use commercially reasonable efforts to attempt to sell the Miscellaneous Collateral, at a price equal to or greater than the Minimum Sales Price and otherwise on customary terms and conditions. During such 180-day period, the Company may not sell the Miscellaneous Collateral except pursuant to this Section. If the Company is able to sell the Miscellaneous Collateral pursuant to this Section, the Net Proceeds of such Asset Sale shall constitute Miscellaneous Collateral Cashflow, shall be applied as specified in Section 3.08(d), and shall be credited against the redemption requirements set forth in Section 3.08(e) in order of maturity.

                  Section 1(d) of the form of Note attached hereto as EXHIBIT A governs increases in the interest rate on the principal balance of the Notes arising out of the occurrence of an SPP Nonpayment Event in certain circumstances.

SECTION 4.18      DATA WITH RESPECT TO COLLATERAL.

                  To the extent that information regarding the various securitization transactions entered into by the Company and its Subsidiaries is made publicly available by the trustees of such securitization transactions, the Company will provide to third parties a listing of such trustees' web sites by way of the internet web site of the Company, through public reports or filings, or through periodic press releases or provide other reasonable access or direction as to how to access such information; provided, however, that the Company shall not be obligated to take any such action if such action would violate the disclosure requirements of the various securitization transactions or applicable securities laws.

                             ARTICLE 5. SUCCESSORS

SECTION 5.01      MERGER, CONSOLIDATION OR SALE OF ASSETS.

                  The Company shall not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person unless (i) the Company is the surviving corporation, or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; and (iii) immediately after such transaction no Default or Event of Default exists.

SECTION 5.02      SUCCESSOR CORPORATION SUBSTITUTED.

                  Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as, the Company herein; provided, however, that the predecessor Company shall not be relieved from any obligation hereunder, including, without limitation, the obligation to pay the principal of and interest on the Notes and Loan Fees except in the case of a sale of all of the Company's assets that meets the requirements of Section 5.01 hereof.

                        ARTICLE 6. DEFAULTS AND REMEDIES

SECTION 6.01      EVENTS OF DEFAULT.

                  Each of the following constitutes an "EVENT OF DEFAULT":

                  (a) default for 30 days in the payment when due of interest on the Notes or Loan Fees;

                  (b) default in payment when due of the principal of the Notes;

                  (c) (i) failure by the Company to make a timely mandatory redemption or purchase required by Section 3.08, 4.10, 4.15 or 4.17 hereof, or
(ii) payment by the Company of a dividend subject to Section 4.07(b)(ii)(D) hereof other than in compliance with the provisions of such Section;

                  (d) failure by the Company or any of its Restricted Subsidiaries for 60 days after receipt of notice to comply with any of its other obligations, covenants or agreements in this Indenture, the Collateral Agreements or the Notes;

                  (e) an "Event of Default with respect to Seller" (as such phrase is defined in the Repo Agreement) shall have occurred and be continuing, which default shall continue beyond the expiration of any applicable notice and cure period and any applicable standstill periods as set forth in the Repo Documents relating to enforcement of remedies and either (i) in connection with such default, the Repo Purchaser has taken or is taking any action to enforce default remedies available under the Repo Documents (other than one or more Excluded RP Remedies, as such term is defined in the Intercreditor Agreement as in existence on the Issue Date, and de minimis actions), or (ii) after which the Repo Purchaser shall have improved its position in any respect vis-a-vis the Company or CBO-REIT (other than de minimis improvements and improvements resulting from the exercise of any one or more Excluded RP Remedies), whether as a result of negotiations or otherwise (it being expressly understood and agreed that in no event shall any action taken only to cure any default under any Repo Document, including without limitation the payment of any unpaid amount then due and payable to the Repo Purchaser pursuant to or in connection with any Repo Document or the performance of any express obligation under any Repo Document as to which the Company or any of its Affiliates shall then be delinquent, constitute such an improvement in position);

                  (f) there is a default under any agreement, mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists or is created after the Issue Date, which default (i) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness at final maturity (a "PAYMENT DEFAULT") or (ii) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more;

                  (g) an Event of Default occurs under the Series B Indenture;

                  (h) the Company pursuant to or within the meaning of any Bankruptcy Law:

                           (i)   commences a voluntary case,

                           (ii) consents to the entry of an order for relief against it in an involuntary case,

                           (iii) consents to the  appointment  of a Custodian of
             it or for all or  substantially all of its property,

                           (iv) makes a general assignment for the benefit of its creditors, or

                           (v) generally is not paying its debts as they become due; or

                  (i) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (i) is for relief against the Company in an involuntary case;

                           (ii) appoints a Custodian of the Company or for all or substantially all of the property of the Company; or

                           (iii) orders the liquidation of the Company;
             and the order or decree remains unstayed and in effect for 60 consecutive days.

SECTION 6.02      ACCELERATION.

                  If any Event of Default occurs and is continuing, the Trustee, on its own by written notice to the Company, or at the request of the Holders of at least a majority in principal amount of the then outstanding Notes by written notice to the Company and the Trustee, may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from clause (h) or (i) of Section 6.01 hereof, all outstanding Notes shall become due and payable without further action or notice on the part of the Trustee or any Holders. Holders may not enforce this Indenture or the Notes except as provided in this Indenture.

SECTION 6.03      OTHER REMEDIES.

                  Subject to the Intercreditor Agreement and the other Collateral Agreements:

                  (a) If an Event of Default occurs and is continuing, the Trustee may, or, upon the written request of at least a majority in principal amount of the then outstanding Notes, shall, pursue any available remedy to collect the payment of principal, premium, if any, Loan Fees, and interest on the Notes or to enforce the performance of any provision of the Notes, this Indenture or the Collateral Agreements.

                  (b) The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies (including, without limitation, the rights of the Trustee under Section 4.17) are cumulative to the extent permitted by law, and shall be in addition to every other remedy given hereunder or under the Collateral Agreements or existing at law or in equity or by statute on or after the date hereof.

                  (c) The Company hereby agrees that an action in damages by the Holders or the Trustee to enforce their rights under Sections 4.07(b)(ii)(D) and
4.17 hereof would be an inadequate remedy, and that to avoid irreparable harm, the granting of injunctive relief to remedy any Event of Default arising pursuant to a breach of such Section would be both necessary and appropriate. The granting of any such relief shall be in addition to all other remedies provided or permitted hereunder and under the Collateral Agreements.

                  (d) If, after the Repo Obligations shall have been satisfied in full, an Event of Default shall have occurred and be continuing and all shares of Pledged Stock shall be registered in the name of the Collateral Agent and the Collateral Agent shall be entitled to exercise all voting and other rights pertaining to the Pledged Stock, then the Collateral Agent shall be entitled, through its resultant control of CBO REIT, CRIIMI MAE CMBS Corp. and CRIIMI MAE QRS 1, subject to compliance with applicable corporate law and the terms and conditions of the relevant securitization documents relating to the CBO-1 Securities, the CBO-2 Securities and the Nomura Securities, to take all actions necessary to appoint and/or give directions to each Person or Persons (each a "SPECIAL SERVICER") that will exercise or is exercising all special servicing rights with respect to all mortgage loans underlying the CBO-1 Securities, the CBO-2 Securities and the Nomura Securities; PROVIDED, HOWEVER, that (i) each Person appointed by the Collateral Agent to act as a Special Servicer shall be an Approved Servicer at the time of such appointment and, (ii) if at any time any Special Servicer shall cease to be an Approved Servicer, the Collateral Agent shall promptly take all such actions as may be necessary to replace such Special Servicer with a Special Servicer that qualifies as an Approved Servicer. In furtherance and support of the foregoing, the Company shall promptly execute and deliver all such documents and instruments and take all such other actions as may be reasonably requested by the Collateral Agent in connection with the Collateral Agent's appointment of, and/or the exercise of its right to direct, any Special Servicer.

                  Notwithstanding the preceeding paragraph, the Collateral Agent shall not be entitled to exercise any voting or other rights pertaining to the Pledged Stock, including any right to appoint or give directions to a Special Servicer, unless an Event of Default shall have occurred and be continuing for a period of 30 consecutive days, provided, however that the passage of such 30 consecutive days shall not be required in connection with an Event of Default under Sections 6.01(a), (b), (c), (h) or (i).

SECTION 6.04      WAIVER OF PAST DEFAULTS.

                  Subject to Section 9.02, Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder except a continuing Default or Event of Default in the payment of principal, premium, if any, Loan Fees, or interest on the Notes (including in connection with a mandatory redemption or offer to purchase).

SECTION 6.05      CONTROL BY MAJORITY.

                  Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes, or that may involve the Trustee in personal liability.

SECTION 6.06      LIMITATION ON SUITS.

                  A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

                  (a) the Holder of a Note gives to a Responsible Officer of the Trustee written notice of a continuing Event of Default;

                  (b) the Holders of at least a majority in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

                  (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity or security reasonably satisfactory to the Trustee against any loss, liability or expense;

                  (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity or security; and

                  (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

                  A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

SECTION 6.07      RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT.

                  Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, Loan Fees, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with a mandatory redemption or offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08      COLLECTION SUIT BY TRUSTEE.

                  If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, Loan Fees, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, including the amounts provided for in Section 7.07 hereof.

SECTION 6.09      TRUSTEE MAY FILE PROOFS OF CLAIM.

                  The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, including the amounts provided for in Section 7.07 hereof) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10      PRIORITIES.

                  If the Trustee collects any money or property pursuant to this
Article 6, it shall pay out the money or property in the following order:

                  FIRST: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

                  SECOND: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, Loan Fees, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, Loan Fees, and interest, respectively; and

                  THIRD: to the Company or to such party as a court of competent jurisdiction shall direct.

                  The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10. At least 15 days before such record date, at the Company's expense, the Trustee shall mail to each Holder and the Company a notice that states the record date, the payment date and the amount to be paid.

SECTION 6.11      UNDERTAKING FOR COSTS.

                  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                               ARTICLE 7. TRUSTEE

SECTION 7.01      DUTIES OF TRUSTEE.

                  (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent individual would exercise or use under the circumstances in the conduct of his or her own affairs.

                  (b) Except during the continuance of an Event of Default:

                           (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                           (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine all certificates, opinions and other documents furnished to it to determine whether or not they conform to the requirements of this Indenture.

                  (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                           (i) this subsection does not limit the effect of subsection (b) of this Section;

                           (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                           (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

                  (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to subsections (a), (b), and (c) of this Section.

                  (e) No provision of this Indenture or any Collateral Agreement shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture or any Collateral Agreement at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

                  (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                  (g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

SECTION 7.02      RIGHTS OF TRUSTEE.

                  (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee authenticates Notes, takes any other act or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                  (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any such attorney or agent appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

                  (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

                  (f) Subject to Section 7.01 hereof, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document unless requested in writing to do so by the Holders of not less than a majority in principal amount of the Notes at the time outstanding, but the Trustee may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney, at reasonable times and upon reasonable terms.

                  (g) The Trustee may retain an investment banker, financial advisor, or other financial professional (subject to the consent of the Company with respect to the identity of such banker, advisor or other professional, such consent not to be unreasonably withheld) to assist it to carry out its duties under this Indenture and under the Collateral Agreements, with respect to decisions it or, pursuant to their voting rights specifically granted under the Indenture or the Collateral Agreements, the Holders may make. Such retention of professionals shall be limited to advice with respect only to such discrete decisions as are presented to the Trustee and the Holders under this Indenture and Collateral Agreements and not for other purposes.

                  (h) The Trustee shall be entitled to all of the rights and protections provided under this Article 7 when acting in its capacity as Registrar, Paying Agent, Note Custodian, Collateral Agent and Disbursing Agent under this Indenture and the Collateral Agreements to the same extent as if explicitly set forth herein and in the Collateral Agreements.

SECTION 7.03      INDIVIDUAL RIGHTS OF TRUSTEE.

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

SECTION 7.04      TRUSTEE'S DISCLAIMER.

                  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05      NOTICE OF DEFAULTS.

                  If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 30 days after the Trustee obtains such knowledge. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes. The Trustee shall not be required to take notice or be deemed to have notice or knowledge of any Default or Event of Default hereunder (except failure by the Company to make any payments to the Trustee required to be made hereunder) unless a Responsible Officer of the Trustee is specifically notified in writing of such Default or Event of Default by the Company or by a Holder in accordance with Section 12.02 hereof and, in the absence of such notice, the Trustee may conclusively assume that no Default or Event of Default has occurred and is continuing.

SECTION 7.06      REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES.

                  Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as requireD by TIA Section 313(c).

                  A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the SEC.

SECTION 7.07      COMPENSATION AND INDEMNITY.

                  The Company shall pay to the Trustee from time to time agreed upon compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. If so agreed, such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

                  The Company shall indemnify the Trustee against any and all losses, liabilities or reasonable expenses (including reasonable attorneys' fees and expenses) incurred by it including taxes (other than taxes based upon, measured by or determined by, the income, receipts or capital of the Trustee) arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The Company shall not, without the prior written consent of the Trustee, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification has been sought under this Section unless such settlement, compromise or consent (i) includes an unconditional release of the Trustee from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of the Trustee.

                  The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture, any rejection or termination of this Indenture under any bankruptcy law or the resignation or removal of the Trustee.

                  To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

                  Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(f) or (g) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 7.08      REPLACEMENT OF TRUSTEE.

                  A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

                  The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

                  (a) the Trustee fails to comply with Section 7.10 hereof;

                  (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                  (c) a Custodian or public officer takes charge of the Trustee or its property; or

                  (d) the Trustee becomes incapable of acting.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with
Section 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company, and, if any of the Collateral Agreements so requires, shall become a party thereto. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

                  If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 60 days after the giving of such notice of resignation or removal, the resigning or removed Trustee, as the case may be, may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes.

SECTION 7.09      SUCCESSOR TRUSTEE BY MERGER, ETC.

                  If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or banking association, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.10      ELIGIBILITY; DISQUALIFICATION.

                  There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has (or is wholly owned by an entity having) a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

                  This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

SECTION 7.11      PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

                  The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicateD therein.

              ARTICLE 8. LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01      OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

                  The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8. As of the Issue Date, Section 4(c) of the Repo Agreement imposes limitations on the right of the Company to defease the Notes in certain circumstances.

SECTION 8.02      LEGAL DEFEASANCE AND DISCHARGE.

                  Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "LEGAL DEFEASANCE"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, Loan Fees and interest on such Notes when such payments are due, (b) the Company's obligations with respect to such Notes under Article 2 and Section
4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this Article 8. Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

SECTION 8.03      COVENANT DEFEASANCE.

                  Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.03, 4.04, 4.05,
4.07 through 4.18, inclusive, and 5.01 with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, "COVENANT DEFEASANCE"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(c) through 6.01(e) hereof shall not constitute Events of Default.

SECTION 8.04      CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

                  The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the outstanding Notes:

                  In order to exercise either Legal Defeasance or Covenant
Defeasance:

                  (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, Loan Fees, and interest on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

                  (b) in the case of an election to have Section 8.02 hereof apply, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                  (c) in the case of an election to have Section 8.03 hereof apply, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                  (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit); and

                  (e) the Company shall have delivered to the Trustee an Officers' Certificate and an opinion of counsel, together stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 8.05 DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST,
             OTHER MISCELLANEOUS PROVISIONS.

                  Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "TRUSTEE") pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, Loan Fees, and interest, but such money need not be segregated from other funds except to the extent required by law.

                  The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

                  Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the



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

opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.06      REPAYMENT TO COMPANY.

                  Any money deposited with the Trustee or any Paying Agent pursuant to Section 8.04, or then held by the Company, in trust for the payment of the principal of, premium, if any, Loan Fees, or interest on any Note and remaining unclaimed for two years after such principal, premium, if any, Loan Fees, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, the City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 8.07      REINSTATEMENT.

                  If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section
8.04 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 8.04 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.04 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                  ARTICLE 9. AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01      WITHOUT CONSENT OF HOLDERS OF NOTES.

                  Notwithstanding Section 9.02 of this Indenture, the Company and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder of Notes:

                  (a) to cure any ambiguity, defect or inconsistency;

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

                  (b) to provide for uncertificated Notes in addition to or in place of certificated Notes;

                  (c) to provide for the assumption of the Company's obligations to Holders of the Notes by a successor to the Company pursuant to
Article 5 hereof;

                  (d) to make any change that would provide any additional rights or benefits to the Holders of the Notes and that does not adversely affect the legal rights hereunder of any Holder of the Note; or

                  (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.

                  Upon the request of the Company accompanied by an Officers' Certificate authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of such documents described in
Section 9.06 hereof as the Trustee may request, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02      WITH CONSENT OF HOLDERS OF NOTES.

                  Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, Loan Fees, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Section 2.08 hereof shall determine which Notes are considered to be "outstanding" for purposes of this Section 9.02.

                  Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of any applicable documents described in Section 9.06 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

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

                  It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

                  After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

                  (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

                  (b) reduce the principal of or change the fixed maturity of any Note;

                  (c) reduce the rate of or change the time for payment of interest on any Note;

                  (d) waive a Default or Event of Default in the payment of principal of or premium, if any, Loan Fees, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

                  (e) make any Note payable in money other than that stated in the Notes;

                  (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium, if any, or interest on the Notes;

                  (g) waive a payment with respect to any Note under Sections 3.08, 4.10, 4.15 or 4.17; or

                  (h) make any change in Section 6.04 or 6.07 hereof or in the foregoing amendment and waiver provisions.

SECTION 9.03      COMPLIANCE WITH TRUST INDENTURE ACT.

                  Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

SECTION 9.04      REVOCATION AND EFFECT OF CONSENTS.

                  Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of



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

a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

SECTION 9.05      NOTATION ON OR EXCHANGE OF NOTES.

                  The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

                  Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06      TRUSTEE TO SIGN AMENDMENTS, ETC.

                  The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by Section 12.04 hereof, an Officers' Certificate and an Opinion of Counsel together stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that such amendment is the legal, valid and binding obligation of the Company enforceable against it in accordance with its terms, subject to customary exceptions.

                      ARTICLE 10. COLLATERAL AND SECURITY

SECTION 10.01     COLLATERAL AGREEMENTS.

                  The due and punctual payment of the principal of, premium, if any, Loan Fees, and interest on the Notes when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of, premium, if any, Loan Fees, and interest (to the extent permitted by law), if any, on the Notes and performance of all other obligations of the Company to the Holders, the Trustee under this Indenture and the Notes, and any Collateral Agent under the Collateral Agreements, according to the terms hereunder or thereunder, shall be secured as provided in such Collateral Agreements. Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of the Collateral Agreements as the same may be in effect or may be amended from time to time in accordance with their respective terms and the terms hereof and authorizes and directs the Trustee to enter into the Collateral Agreements and to perform its obligations and exercise its rights thereunder in accordance therewith. The Company



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

shall deliver to the Trustee copies of all documents delivered to each Collateral Agent pursuant to the Collateral Agreements, and shall do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Collateral Agreements, to assure and confirm to the Trustee and the respective Collateral Agent the security interest in and Lien on the Collateral to the extent held pursuant to each of the Collateral Agreements or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes, according to the intent and purposes herein expressed. Subject to
Section 10.02(c), the Company shall take, or shall cause its Restricted Subsidiaries to take, upon request of the Trustee, any and all actions reasonably required to cause the Collateral Agreements to create and maintain, as security for the obligations of the Company, subject to the Intercreditor Agreement, (i) a valid and enforceable perfected first priority Lien in and on all the First Lien Collateral in favor of the applicable Collateral Agent for the benefit of the Holders, such Collateral Agent and the Trustee, superior to and prior to the rights of all third persons and subject to no other Liens other than, to the extent permitted by the applicable Collateral Agreements, Collateral Permitted Liens, and (ii) a valid and enforceable perfected Lien in and on all the Second Lien Collateral in favor of the applicable Collateral Agent for the benefit of the Holders, the Collateral Agent and the Trustee, subject to no other Liens other than, to the extent permitted by this Indenture and the applicable Collateral Agreements, Collateral Permitted Liens.

SECTION 10.02     RECORDING AND OPINIONS.

                  (a) The Company shall furnish to the Trustee within three months after the execution and delivery of this Indenture an Opinion of Counsel, subject to customary assumptions, limitations and exceptions, either (i) stating that in the opinion of such counsel all action has been taken with respect to the recording, registering, filing and perfection of this Indenture, financing statements, and other instruments necessary to make effective the Liens intended to be created by the Collateral Agreements, or (ii) stating that, in the opinion of such counsel, no such action is necessary to make such Liens effective.

                  (b) The Company shall furnish to the Collateral Agent and the Trustee within five Business Days after each anniversary of the Issue Date an Opinion of Counsel, dated as of such date, subject to customary assumptions, limitations and exceptions, either (i) (A) stating that, in the opinion of such counsel, all action has been taken with respect to the recording, registering, filing, perfecting, re-recording, re-registering and refiling of all supplemental indentures, financing statements, continuation statements and other instruments of further assurance as is necessary to maintain the Liens of the Collateral Agreements, and (B) stating that, based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements and continuation statements have been executed and filed that are necessary as of such date fully to preserve and protect, to the extent such protection and preservation are possible by filing, the rights of the Holders and the Collateral Agent and the Trustee hereunder and under the Collateral Agreements with respect to the Liens in the Collateral, or (ii) stating that, in the opinion of such counsel, no such action is necessary to maintain such Liens.

                  (c) Notwithstanding any other provision of this Indenture, any Collateral Agreement or any other agreement or instrument, other than the Required Filings, neither the Company, its Subsidiaries nor any other Person shall have any obligation to record, file, re-record or re-file (or cause any Person to take any such action) this Indenture, any Collateral Agreement or any other agreement, instrument, document or other writing of any kind in order to "make effective" or "maintain" (in each case for purposes of Section 314(b) of the TIA) any Lien in connection with this Indenture, and "the lien intended to be created" by this Indenture (for purposes of Section 314(b) of the TIA) is hereby deemed to be so limited. The term "REQUIRED FILINGS" means recordings, filings, re-recordings and re-filings of financing statements or other instruments in any jurisdiction designated in writing to the Trustee by Holders of at least 25% in aggregate principal amount of the outstanding Notes, and initially means filings of the financing statements described on SCHEDULE 10.02 attached hereto.

SECTION 10.03     RELEASE OF COLLATERAL.

                  Subject to the Intercreditor Agreement:

                  (a) Subject to this Article 10, and also the terms and conditions set forth in the applicable Collateral Agreements, Collateral shall be released from the Lien and security interest created by the Collateral Agreements (i) upon the sale or other disposition thereof to the extent consummated pursuant to and in compliance with the requirements of Section 4.10 or one of the exceptions to the definition of the term "Asset Sale" set forth in such definition, (ii) in the case of Collateral constituting cash or Cash Equivalents, upon the investment thereof pursuant to and in compliance with the other terms of this Indenture, (iii) with respect to Net Proceeds, upon reinvestment thereof or use thereof to repay Indebtedness or make an Asset Sale Offer, in each case pursuant to and in compliance with Section 4.10 and any relevant Collateral Agreements, and (iv) as otherwise permitted under the Collateral Agreements. Any release pursuant to the preceding sentence shall not require delivery of any certificates pursuant to Section 10.04 below.

                  (b) Except as permitted by subsection (a) above, at any time when a Default or Event of Default shall have occurred and be continuing and the maturity of the Notes shall have been accelerated (whether by declaration or otherwise), no release of Collateral pursuant to the provisions of the Collateral Agreements shall be effective as against the Holders.

                  (c) The release of any Collateral from the terms of this Indenture and the Collateral Agreements shall not be deemed to impair the security under this Indenture and the Collateral Agreements in contravention of the provisions hereof and thereof if and to the extent the Collateral is released pursuant to the terms of this Indenture and such Collateral Agreements.

SECTION 10.04     CERTIFICATES OF THE COMPANY.

                  The Company shall furnish to the Trustee and the Collateral Agent, prior to each proposed release of Collateral pursuant to the Collateral Agreements, an Officers' Certificate stating that such release complies with the terms of this Indenture. The Trustee may, to the extent permitted by Sections
7.01 and 7.02 hereof, accept as conclusive evidence of compliance with the foregoing provisions the statements contained in such Officers' Certificate.

SECTION 10.05     [RESERVED].


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


SECTION 10.06 AUTHORIZATION OF ACTIONS TO BE TAKEN BY THE TRUSTEE UNDER THE COLLATERAL AGREEMENTS.

                  Subject to the Intercreditor Agreement:

                  Subject to the provisions of Section 7.01 and 7.02 hereof, the Trustee may, in its sole discretion and without the consent of the Holders, direct, on behalf of the Holders, the Collateral Agent to take all actions it deems necessary or appropriate in order to (a) enforce any of the terms of the Collateral Agreements and (b) collect and receive any and all amounts payable in respect of the Obligations of the Company hereunder. The Trustee shall have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Collateral Agreements or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Liens under the Collateral Agreements or be prejudicial to the interests of the Holders or of the Trustee).

SECTION 10.07 AUTHORIZATION OF RECEIPT OF FUNDS BY THE TRUSTEE UNDER THE COLLATERAL AGREEMENTS.

                  The Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Collateral Agreements, and to make further distributions of such funds to the Holders according to the provisions of this Indenture.

SECTION 10.08     TERMINATION OF SECURITY INTEREST.

                  Upon the payment in full of all Obligations of the Company under this Indenture and the Notes, or upon Legal Defeasance, Covenant Defeasance or satisfaction and discharge in accordance with Section 11.01, the Trustee shall, at the request of the Company, deliver a certificate to the Collateral Agent (if other than the Trustee) stating that such Obligations have been paid in full, and instruct the Collateral Agent to release the Liens pursuant to this Indenture and the Collateral Agreements.

                     ARTICLE 11. SATISFACTION AND DISCHARGE

SECTION 11.01     SATISFACTION AND DISCHARGE OF INDENTURE.

                  This Indenture shall upon Company request cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Notes, as expressly provided for in this Indenture) as to all outstanding Notes, and the Trustee, at the expense of the Company, shall, upon payment of all amounts due to the Trustee under Section 7.07 hereof, execute proper instruments acknowledging satisfaction and discharge of this Indenture when

                  (a) either

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

                           (1)      all Notes theretofore authenticated and
delivered (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced as provided in Section 2.07 hereof or paid and (ii) Notes for whose payment money or Government Securities have theretofore been deposited in trust with the Trustee or any Paying Agent or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 2.04 hereof) have been delivered to the Trustee for cancellation, or

                           (2)      all such Notes not theretofore delivered to
the Trustee for cancellation

                                    (A)     have become due and payable, or

                                    (B)     will become due and payable at their
         final Stated  Maturity  within one year, or

                                    (C)     are to be called for redemption
         within one year under arrangements satisfactory to the Trustee for the serving of notice of redemption by the Trustee in the name, and at the expense, of the Company and the Company, in the case of clause (2)(A), (2)(B) or (2)(C) above, has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, Loan Fees, and interest to the date of such deposit (in the case of Notes which have become due and payable) or to the final Stated Maturity or Redemption Date, as the case may be, together with the Company order irrevocably directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

                  (b) the Company has paid or caused to be paid all other sums then due and payable hereunder by the Company; and

                  (c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, which, taken together, state that all conditions precedent herein relating to the satisfaction and discharge of this Indenture have been complied with.

                  Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.07 hereof and, if the money shall have been deposited with the Trustee pursuant to this Section, the obligations of the Trustee under Section 11.02 hereof and the last paragraph of Section 2.04 hereof and the Trustee's rights under Article 7 hereof shall survive.

SECTION 11.02     APPLICATION OF TRUST MONEY.

                  Subject to the provisions of the last paragraph of Section
2.04 hereof, all money deposited with the Trustee pursuant to Section 11.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and interest for whose payment such money has been deposited with the Trustee.

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

                           ARTICLE 12. MISCELLANEOUS

SECTION 12.01     TRUST INDENTURE ACT CONTROLS.

                  If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

SECTION 12.02     NOTICES.

                  Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the other's address set forth below:

                  If to the Company:

                  CRIIMI MAE Inc.
                  11200 Rockville Pike
                  Rockville, Maryland  20852
                  Telecopier No.:  (301) 231-0334
                  Attention:  Chief Financial Officer

                  If to the Trustee:

                  Wells Fargo Bank Minnesota, National Association Sixth and Marquette; MAC N9303-120
                  Minneapolis, MN  55479
                  Telecopier No.:  (612) 667-9825
                  Attention:  Corporate Trust Services

                  The Company or the Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications.

                  All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

                  Any notice or communication to a Holder shall be mailed by first class mail or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by thE TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

                  If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

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

                  If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 12.03     COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES.

                  Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to theiR rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 12.04     CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

                  Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the
Trustee:

                  (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

                  (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 12.05     STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

                  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with thE provisions of TIA Section 314(e) and shall include:

                  (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

                  (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.


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


SECTION 12.06     RULES BY TRUSTEE AND AGENTS.

                  The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 12.07 NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS.

                  No director, officer, employee, incorporator or stockholder of the Company or any Subsidiary of the Company, as such, shall have any liability for any obligations of the Company under the Notes, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 12.08     GOVERNING LAW.

                  THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE COLLATERAL AGREEMENTS.

SECTION 12.09     NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

                  This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 12.10     SUCCESSORS.

                  All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 12.11     SEVERABILITY.

                  In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 12.12     COUNTERPART ORIGINALS.

                  The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 12.13     TABLE OF CONTENTS, HEADINGS, ETC.

                  The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.


                         [Signatures on following page]

Dated as of April _____, 2001

                                     CRIIMI MAE INC.


                                     By:      __________________________________
                                     Name:    __________________________________
                                     Title:   __________________________________




WELLS FARGO BANK MINNESOTA,
NATIONAL ASSOCIATION,
as Trustee


By:      ____________________________________________
         Authorized Signatory

                                    EXHIBIT A
                                 (Face of Note)


CUSIP ___________

                  11.75% Series A Senior Secured Notes due 2006

No. _____                                                    $__________________


                                 CRIIMI MAE INC.

promises to pay to _____________________________________________________________
or registered assigns,

         the principal sum [OF ________________________________________ DOLLARS]
[REPRESENTED BY THIS GLOBAL NOTE]
on ________________, 2006.

Interest Payment Dates:  the 15th of each month, commencing on May 15, 2001

Record Dates:  the 1st of each month

                                     DATED:___________________, 200____

                                     CRIIMI MAE INC.


                                     By:
                                         ---------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------

This is one of the [GLOBAL]
Notes referred to in the
within-mentioned Indenture:


WELLS FARGO BANK MINNESOTA,
NATIONAL ASSOCIATION,
as Trustee

By:
      --------------------------------------
      Authorized Signatory

                                 (Back of Note)

                  11.75% Series A Senior Secured Notes due 2006

                [IF A GLOBAL NOTE, INCLUDE THE FOLLOWING LEGEND:]

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF
         DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                  Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

                1. INTEREST.

                (a) CRIIMI MAE Inc., a Maryland corporation (the "COMPANY"), promises to pay interest on the principal amount of this Note in the forms and the amounts set forth in this Section 1 of this Note.

                (b) The Company shall pay interest on the principal amount of this Note in cash at the rate of 11.75% per annum from the Issue Date until maturity (notwithstanding the foregoing, Additional Notes, whether issued as additional Definitive Notes or as increases in the principal amount of an outstanding Global Note, shall accrue interest from the date of such issuance or increase). The Company will pay such interest monthly, on the 15th of each month, or if any such day is not a Business Day, on the next succeeding Business Day (each, an "INTEREST PAYMENT DATE") and at maturity. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date (notwithstanding the foregoing, Additional Notes, whether issued as additional Definitive Notes or as increases in the principal amount of an outstanding Global Note, shall accrue interest from the date of such issuance or increase); provided that if this Note is authenticated between a record date referred to on the face hereof (each, a "RECORD DATE") and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; PROVIDED, FURTHER, that the first Interest Payment Date shall be May 15, 2001.

                (c) If the principal of this Note has not been paid in full on or before each Trigger Date (as defined below), then, in addition to the other interest described in this Section 1 of this Note, the Company shall pay interest on the principal amount of this Note in respect of each such Trigger Date in the form of "LOAN FEES" at the rate of 1.5% of the outstanding principal amount of this Note as of each such Trigger Date. The Company will pay such Loan Fee on the Interest Payment Date next following the applicable Trigger Date. For purposes of this paragraph, "TRIGGER DATE" shall mean each of the following dates: April ___, 2005; October ___, 2005; April __, 2006.

                The Company shall pay each Loan Fee in cash unless it is permitted to pay such Loan Fee by issuance of Additional Notes pursuant to the following sentence. The Company may pay a Loan Fee by issuance of Additional Notes if the Company, on or not more than 60 days prior to the applicable Interest Payment Date, delivers to the Trustee an Officers' Certificate stating that the Company has determined that the Company will not have sufficient liquidity on a projected basis over the upcoming twelve months to pay such Loan Fee in cash and pay all anticipated operating expenses and other obligations, including, without limitation, interest, Mandatory Amortization Payments and funding and maintenance of a $7.5 million working capital reserve account.

                (d) Notwithstanding Section 1(b) above, if (i) an SPP Nonpayment Event has occurred and is continuing, and (ii) the Miscellaneous Collateral has not been sold or otherwise disposed of, then, so long as both such events shall continue uncured and unwaived, interest on the amount of the unpaid Scheduled Principal Paydown that gave rise to such SPP Nonpayment Event shall accrue from the date of such SPP Nonpayment Event at the rate of 13.75% per annum instead of the rate of 11.75% per annum.

                (e) On each Interest Payment Date on which Additional Notes are to be issued, the Trustee shall, if this Note is a Global Note, record increases on the "Schedule of Increases of, and Exchanges of Interests in, the Global Note" attached to this Global Note or, if this Note is a Definitive Note, shall authenticate Definitive Additional Notes for original issuance to each Holder pro rata, in each case in the aggregate principal amount required to pay such interest. Each such Definitive Additional Note and each such increase in the outstanding Global Notes is an additional obligation of the Company and shall be governed by, and entitled to the benefits of, the Indenture, shall be subject to the terms of the Indenture, shall rank pari passu with and be subject to the same terms (including the rates and kinds of interest from time to time payable thereon) as this Note (except, as the case may be, with respect to the issuance date and aggregate principal amount), and shall have the benefit of all Liens securing the Notes.

                (f) Notwithstanding Section 1(b) above, the Company shall pay cash interest during an Event of Default at the rate of 13.75% per annum.

                (g) Interest and other payments made on Disputed Claims Notes shall be held by the Trustee in escrow pursuant to the terms of the Indenture.

                 2. METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) and principal, premium, if any, and Loan Fees to the Persons who are registered Holders of Notes at the close of business on the Record Date next preceding the Interest Payment Date, even if such Notes are canceled after such Record Date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Global Notes will be payable as to principal, premium, if any, Loan Fees, and interest by wire transfer of immediately available funds to the accounts specified by the Holder in New York, New York or as otherwise specified by the Holder. With respect to Definitive Notes, the Company will make all payments of principal, premium, if any, Loan Fees, and interest by wire transfer of immediately available funds to the accounts specified by the Holders thereof in New York, New York or as otherwise specified by such Holders or, if no such account is specified, by mailing a check to each such Holder's registered address. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Interest (including Loan Fees) will be computed on the basis of a 360-day year of twelve 30-day months.

                3. PAYING AGENT AND REGISTRAR. Initially, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company or the Trustee may change any Paying Agent or Registrar without notice to any Holder. Neither the Company nor any of its Subsidiaries may act in any such capacity without the consent of the Trustee.

                4. INDENTURE; COLLATERAL.

                        (a) The Company issued the Notes under an Indenture dated as of April ___, 2001 (as amended or supplemented from time to time, the "INDENTURE") by and between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terMs, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are obligations of the Company limited in aggregate principal amount to the sum of
(i) $105.0 million, and (ii) the principal amount of any Additional Notes issued pursuant to Section 1 hereof.

                        (b) The Notes are secured by a first priority Lien on First Lien Collateral and a second priority Lien on Second Lien Collateral, in each case subject to certain Collateral Permitted Liens as more fully set forth in the Indenture and the Collateral Agreements. Certain rights and remedies with respect to Collateral are limited pursuant to, and as described more particularly in, the Intercreditor Agreement and the other Collateral Agreements. Each Holder, by accepting a Note, agrees to be bound to all the terms and provisions of the Intercreditor Agreement and the other Collateral Agreements, as the same may be amended from time to time. Collateral may be released from the Lien of the Indenture under certain circumstances as described in the Indenture and the Collateral Agreements.

                5. OPTIONAL REDEMPTION. The Notes shall be subject to redemption at any time and from time to time at the option of the Company, in whole or in part, without premium or penalty, upon not less than 30 nor more than 60 days' notice, at the redemption price of 100% of the principal amount thereof plus accrued and unpaid interest thereon to the applicable redemption date.

                6. MANDATORY REDEMPTION.

                Except as set forth in this Section 6 and in Section 7 below
(as more fully set forth in the Indenture), the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

                As more fully set forth in the Indenture, on each Interest Payment Date, the Company shall make a mandatory redemption of Notes in an aggregate principal amount equal to the Miscellaneous Collateral Cashflow received during the approximately one-month period that ended 5 Business Days prior to such Interest Payment Date (such period having started immediately after the end of the last such period or, in the case of the first redemption pursuant to this paragraph, having started on the Issue Date). Such redemption shall be made at a redemption price equal to 100% of the principal amount of the Notes being redeemed.

                As more fully set forth in the Indenture, unless the Company, not more than 60 days prior to the relevant Interest Payment Date, delivers to the Trustee an Officers' Certificate stating that the Company has determined that the Company will not have sufficient liquidity on a projected basis to make the redemptions described in this paragraph and to pay its reasonably necessary expenses and other obligations during the upcoming twelve-month period, including, without limitation, interest, Mandatory Amortization Payments and funding and maintenance of a $7.5 million working capital reserve account, but excluding certain dividends, the Company shall make mandatory redemptions of Notes in the amounts of the Scheduled Principal Paydowns on or before the corresponding Interest Payment Dates described in the definition of such term. Such redemptions shall be made at redemption prices equal to 100% of the principal amount of Notes being redeemed. As more fully set forth in the Indenture, certain amounts paid to Holders to purchase Notes pursuant to Section 7(b) below or redeem Notes pursuant to the second paragraph of this Section 6 shall be credited against the redemption requirements set forth in this paragraph.

                7. REPURCHASE AT OPTION OF HOLDER.

                (a) As more fully set forth in the Indenture, if a Change of Control occurs, the Company shall make an offer to each Holder of Notes to repurchase all or any part of such Holder's Notes pursuant to the procedures described in the Indenture (the "CHANGE OF CONTROL OFFER") at an offer price in cash equal to 100% of the aggregate principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase (the "CHANGE OF CONTROL PAYMENT"). Within 30 days following any Change of Control, the Company shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

                (b) As more fully set forth in the Indenture, within 180 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds, at its option, (i) to the permanent repayment, pro rata, of Indebtedness under the Senior Credit Facility, the Repo Agreement, the Indenture and the Series B Indenture or (ii) to the acquisition of income producing assets (including, without limitation, Trading Assets) or Equity Interests in Persons that own income producing assets if such Persons become Subsidiaries. Pending the final application of any such Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this subsection will be deemed to constitute "EXCESS PROCEEDS." In certain circumstances, when the aggregate amount of Excess Proceeds exceeds $5.0 million, the Company will be required to make an offer to all Holders of Notes, all holders of Series B Notes, all holders of Repo Obligations and all holders of Indebtedness under a Senior Credit Facility containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (an "ASSET SALE OFFER") to purchase the maximum principal amount of Notes and such other Indebtedness that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase, in accordance with the procedures set forth in the Indenture and such other Indebtedness.

                (c) As more fully set forth in the Indenture, if the Company or a Restricted Subsidiary issues Equity Interests in the Company on or after the Issue Date through one or more transactions, then the Company shall make offers to all Holders to purchase the maximum principal amount of Notes that may be purchased out of the Net Equity Proceeds of such issuance, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase, in accordance with the procedures set forth in the Indenture, subject to a maximum total offer price of $10.0 million in the aggregate for all such offers of Net Equity Proceeds to purchase Notes and Series B Notes made after the Issue Date.

                8. NOTICE OF REDEMPTION. Subject to certain exceptions set forth in the Indenture, notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

                9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 Business Days before a selection of Notes to be redeemed or during the period between a Record Date and the corresponding Interest Payment Date.

                10. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

                11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Company and the Trustee may amend or supplement the Indenture and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Without the consent of any Holder of Notes, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes and that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

                12. DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest on the Notes or Loan Fees; (ii) default in payment when due of the principal of the Notes; (iii) failure by the Company to make a timely mandatory redemption or purchase required by Section 3.08, 4.10, 4.15 or 4.17 of the Indenture or payment by the Company of certain dividends in violation of the Indenture; (iv) failure by the Company or any of its Restricted Subsidiaries for 60 days after receipt of notice to comply with any of its other obligations, covenants or agreements in the Indenture, the Collateral Agreements or the Notes; (v) an "Event of Default with respect to Seller" (as such phrase is defined in the Repo Agreement) shall have occurred and be continuing, which default shall continue beyond the expiration of any applicable notice and cure period and any applicable standstill periods as set forth in the Repo Documents relating to enforcement of remedies and either (A) in connection with such default, the Repo Purchaser has taken or is taking any action to enforce default remedies available under the Repo Documents (other than one or more Excluded RP Remedies, as such term is defined in the Intercreditor Agreement as in existence on the Issue Date, and de minimis actions), or (B) after which the Repo Purchaser shall have improved its position in any respect vis-a-vis the Company or CBO-REIT (other than de minimis improvements and improvements resulting from the exercise of any one or more Excluded RP Remedies), whether as a result of negotiations or otherwise (it being expressly understood and agreed that in no event shall any action taken only to cure any default under any Repo Document, including without limitation the payment of any unpaid amount then due and payable to the Repo Purchaser pursuant to or in connection with any Repo Document or the performance of any express obligation under any Repo Document as to which the Company or any of its Affiliates shall then be delinquent, constitute such an improvement in position); (vi) certain defaults under other Indebtedness of the Company or any of its Restricted Subsidiaries; and (vii) certain events of bankruptcy or insolvency with respect to the Company.

                As more fully set forth in the Indenture, if any Event of Default occurs and is continuing, the Trustee, on its own by written notice to the Company, or at the request of the

Holders of at least a majority in principal amount of the then outstanding Notes by written notice to the Company and the Trustee, may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, all outstanding Notes will become due and payable without further action or notice on the part of the Trustee or any Holders. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium if any or interest) if it determines that withholding notice is in their interest.

                13. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

                14. NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder, of the Company or any Subsidiary, as such, shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

                15. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of an authorized signatory of the Trustee or an authenticating agent.

                16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                17. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                18.      DISPUTED CLAIMS NOTES.

                As more fully described in the Indenture, $__________ principal amount of Notes, $__________ principal amount of Series B Notes and $__________ of cash have been delivered to the Disbursing Agent in escrow pending determination of certain claims against the Company. In certain circumstances such Notes, Series B Notes and cash (together with all Additional Notes and Additional Series B Notes issued in respect thereof and interest and redemption payments paid in respect of the foregoing) will be delivered to the holders of such claims. In other circumstances, such Notes (together with all Additional Notes issued in respect thereof and interest and redemption payments paid in respect of such Notes and Additional

Notes) will be transferred from such escrow to holders of Series B Notes in exchange for delivery by such Series B Note holders of Series B Notes and cash in the amounts described in the Indenture.

                The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

                CRIIMI MAE Inc.
                11200 Rockville Pike
                Rockville, Maryland  20852
                Attention:  Chief Financial Officer

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to


--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)



--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
               (Insert assignee's social security or tax I.D. no.)

and irrevocably appoint _______________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.


--------------------------------------------------------------------------------

Date: ________________, 200__


                                     Your Signature:
                                     -------------------------------------------
                                     (Sign exactly as your name appears on the face of this Note)


SIGNATURE GUARANTEE.

                       OPTION OF HOLDER TO ELECT PURCHASE

                If you want to elect to have this Note purchased by the Company pursuant to Section 3.08(c), 4.10 or 4.15 of the Indenture, check the box below:

                    / / Section 3.08(c)                  / /  Section 4.10

                    / / Section 4.15

                If you want to elect to have only part of the Note purchased by the Company, state the amount you elect to have purchased: $________



Date:__________________, 200__        Your Signature:__________________________
                                      (Sign exactly as your name appears on the face of this Note)

                                      Tax Identification No:___________________

SIGNATURE GUARANTEE.

                   [IF A GLOBAL NOTE, INCLUDE THE FOLLOWING:]

    SCHEDULE OF INCREASES OF, AND EXCHANGES OF INTERESTS IN, THE GLOBAL NOTE

                The following increases of this Global Note pursuant to the issuance of Additional Notes, and exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:



                                                                          PRINCIPAL AMOUNT OF
                                                                           THIS GLOBAL NOTE         SIGNATURE OF
                           AMOUNT OF DECREASE    AMOUNT OF INCREASE IN         FOLLOWING         AUTHORIZED OFFICER
                           IN PRINCIPAL AMOUNT    PRINCIPAL AMOUNT OF        SUCH DECREASE       OF TRUSTEE OR NOTE
DATE OF EXCHANGE           OF THIS GLOBAL NOTE      THIS GLOBAL NOTE          (OR INCREASE)          CUSTODIAN
----------------           -------------------   ---------------------    --------------------   ------------------





                                                                       EXHIBIT B

                             ARTICLES SUPPLEMENTARY
                                     TO THE
                      ARTICLES OF AMENDMENT AND RESTATEMENT
                                       OF
                                 CRIIMI MAE INC.

                 SERIES __ REDEEMABLE CUMULATIVE PREFERRED STOCK

             CRIIMI MAE INC., a Maryland corporation (the "CORPORATION"), by and through its undersigned Executive Vice President, does hereby certify that:

             FIRST: On __________, 200__, the Board of Directors of the Corporation (the "BOARD OF DIRECTORS"), pursuant to Section 2-105 of the Maryland General Corporation Law (the "MGCL") and Article FIFTH of the Articles of Amendment and Restatement of the Corporation, duly classified 105,000 unissued shares of the Corporation's preferred stock, $0.01 par value per share, into a series of preferred stock designated "Series __ Redeemable Cumulative Preferred Stock" and established and fixed the preferences, rights, voting powers, restrictions as to dividends, qualifications and terms and conditions of redemption of such series of preferred stock, and authorized the execution and delivery of these Articles Supplementary to the Maryland State Department of Assessments and Taxation for filing pursuant to Section 2-208 of the MGCL.

             SECOND: The Series __ Preferred Stock shall be subject to all of the provisions of the Corporation's Articles of Incorporation relating to the capital stock of the Corporation generally and shall have the following preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption, as set by the Board of
Directors:

     1. DEFINITIONS. For the purposes of these Articles Supplementary, the following terms have the meanings indicated:

     "Articles of Amendment and Restatement" means the Articles of Amendment and Restatement of the Corporation as in effect from time to time (including any and all amendments and supplements thereto and restatements thereof).

     "Board" and "Board of Directors" means the Board of Directors of the Corporation.

     "Business Day" means any day other than a Saturday, Sunday or the Friday after Thanksgiving, or a day on which banking institutions in the State of New York or Maryland are authorized or obligated by law or executive order to close.

     "Common Stock" means the common stock, par value $0.01 per share, of the Corporation.

     "Corporation" means CRIIMI MAE Inc., a Maryland corporation.

     "Dividend Average Price" means the Volume Weighted Average Price of the Common Stock traded during the ten Trading Days beginning one Trading Day after the Dividend Declaration Date (a "DIVIDEND PRICING PERIOD"), utilizing the Bloomberg (Equity) VAP function, or, (x) if that information is not available, the average of the sum of the average daily high and low sale prices for the Common Stock for each day during a Dividend Pricing Period, as reported on the stock exchange composite tape, weighted by the number of shares of Common Stock traded for that day or, (y) if the Common Stock is traded over-the-counter, the average of the sum of the daily averages of the last reported high bid and low asked quotations for the Common Stock for each day during a Dividend Pricing Period, weighted by the number of shares of Common Stock traded for that day.

     "Dividend Declaration Date" means, with respect to any monthly dividend, the date on which the Board of Directors declares such dividend.

     "Dividend Parity Stock" has the meaning ascribed thereto in Section
3(a)(ii).

     "Dividend Rate" means 11.75 percent.

     "Effective Date" means April [12], 2001.

     "Initial Issue Date" has the meaning ascribed thereto in Section 6(a).

     "Junior Capital Stock" has the meaning ascribed thereto in Section 2(b).

     "Liquidation Parity Stock" has the meaning ascribed thereto in Section
8(a).

     "Liquidation Value" means, with respect to a share of Series __ Preferred Stock, $1,000.

     "MGCL" means the Maryland General Corporation Law, as amended, as the same may be in effect from time to time.

     "Monthly Dividend Payment Date" has the meaning ascribed thereto in Section 3(a)(i).

     "Parity Capital Stock" has the meaning ascribed thereto in Section 2(b).

     "Person" means any individual, firm, corporation or other entity, and includes any successor (by merger or otherwise) of such entity.

     "Preferred Stock" means the preferred stock, par value $0.01 per share, of the Corporation.

     "Redemption Price" means, with respect to a share of Series __ Preferred Stock, $1,000.

     "REIT" means a real estate investment trust for federal income tax purposes.

     "Senior Capital Stock" has the meaning ascribed thereto in Section 2(b).

     "Series B Preferred Stock" means the Corporation's Series B Cumulative Convertible Preferred Stock, par value $0.01 per share.

     "Series E Preferred Stock" means the Corporation's Series E Cumulative Convertible Preferred Stock, par value $0.01 per share.

     "Series F Preferred Stock" means the Corporation's Series F Redeemable Cumulative Dividend Preferred Stock (convertible during the period of ten (10) Business Days after the fifth Business Day after the Initial Issue Date and during the period of ten (10) Business Days ending ninety (90) calendar days after the Initial Issue Date or the first Business Day thereafter), par value $0.01 per share.

     "Series G Preferred Stock" means the Corporation's Series G Redeemable Cumulative Dividend Preferred Stock (convertible during the period of ten (10) Trading Days commencing one-hundred (100) calendar days after the Initial Issue Date or, if such commencement date is not a Trading Day, the first Trading Day thereafter).

     "Series __ Preferred Stock" has the meaning ascribed thereto in Section
2(a).

     "Series __ Preferred Stock" means the Corporation's Series __ Redeemable Cumulative Preferred Stock, par value $0.01 per share.

     "Subsidiary" of any Person means any corporation or other entity of which a majority of the voting power of the voting equity securities, or equity interest, is owned, directly or indirectly, by such Person.

     "Trading Day" means any day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business or, if the Common Stock is not listed or admitted to trading on any national securities exchange, a Business Day.

     "Volume Weighted Average Price of the Common Stock" for a given period means the quotient of (i) the aggregate dollar value obtained by multiplying (a) the number of shares of Common Stock traded at each given price during such period, by (b) such price, divided by (ii) the total number of shares of Common Stock traded during such period.

     2. DESIGNATION AND NUMBER; RANK. (a) DESIGNATION AND NUMBER. The shares of the series of Preferred Stock designated pursuant hereto shall be designated as "Series __ Redeemable Cumulative Preferred Stock" (the "SERIES __ PREFERRED STOCK"). The number of shares initially constituting the Series __ Preferred Stock shall be

105,000, par value $0.01 per share, which number may be decreased (but not increased) by the Board of Directors without a vote of the holders of Series __ Preferred Stock; PROVIDED, HOWEVER, that such number may not be decreased below the number of shares of Series __ Preferred Stock outstanding at the effective time of such reduction.

     (b) RANK. The Series __ Preferred Stock shall, with respect to dividend rights and rights upon liquidation, dissolution or winding up, rank (i) senior to the (u) Series B Preferred Stock, (v) Series E Preferred Stock, (w) Series F Preferred Stock, (x) Series G Preferred Stock, (y) Common Stock, and (z) to all other capital stock of the Corporation the terms of which specifically provide that such capital stock ranks junior to the Series __ Preferred Stock with respect to dividend rights and/or rights upon liquidation, dissolution or winding up of the Corporation (collectively, such Series B Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Common Stock, and other capital stock being referred to as the "JUNIOR CAPITAL STOCK"); (ii) PARI PASSU with (y) the Series __ Preferred Stock, and (z) all other capital stock of the Corporation the terms of which specifically provide that such capital stock ranks PARI PASSU with the Series __ Preferred Stock with respect to dividend rights and/or rights upon liquidation, dissolution or winding up of the Corporation (collectively, such Series __ Preferred Stock and other capital stock being referred to as the "PARITY CAPITAL STOCK"); and (iii) junior to all capital stock of the Corporation the terms of which specifically provide that such capital stock ranks senior to the Series __ Preferred Stock with respect to dividend rights and/or rights upon liquidation, dissolution or winding up of the Corporation (collectively, such capital stock being referred to as the "SENIOR CAPITAL STOCK").

     (c) SAVINGS CLAUSE. Notwithstanding anything otherwise provided in these Articles Supplementary, none of the rights pertaining to dividends and distributions, and rights upon liquidation, dissolution and winding up attributable to the Series __ Preferred Stock, may be exercised, enjoyed or received unless the corresponding rights of the Senior Capital Stock have been fully exercised, enjoyed or received.

     3. DIVIDENDS AND DISTRIBUTIONS. (a)(i) The holders of shares of Series __ Preferred Stock, in preference to the holders of shares of any Junior Capital Stock that ranks junior to the Series __ Preferred Stock as to the payment of dividends shall be entitled to receive, when, as and if declared by the Board of Directors, out of the assets of the Corporation legally available therefor, cumulative dividends payable in monthly installments on the last Business Day of each month commencing on __________, ____ (each, such date being referred to herein as a "MONTHLY DIVIDEND PAYMENT DATE"). Accrued dividends will not be paid in respect of shares called for redemption pursuant to Section 6 hereof from and after the Dividend Declaration Date next preceding the Redemption Date with respect to such shares. Dividends shall be payable to holders of record as they appear in the stock records of the Corporation at the close of business on the applicable record date set by the Board of Directors. No interest shall be payable with respect to any dividend payment on Series __ Preferred Stock that may be in arrears. Dividends payable for each Monthly Dividend Payment Date shall be computed by dividing the annual dividend by twelve. Dividends payable with respect to any partial dividend period shall be computed on the basis of a 360-day year of twelve 30-day months. Dividends shall be payable in cash or in Common Stock (or a combination thereof) at the option of the Corporation. The annual cash dividend per share shall equal the product of the Dividend Rate and the Liquidation Value. Dividends payable on fractional shares shall equal the fraction or percentage of the share held times the dividend amount per share. If dividends are paid in Common Stock, the number of shares of Common Stock issuable by the Corporation shall be determined by dividing the cash amount which would be payable if cash dividends were to be paid on the applicable Monthly Dividend Payment Date by the Dividend Average Price. No fractional shares of Common Stock shall be issued. Instead of any fractional share of Common Stock, the Corporation shall pay a cash adjustment in respect to such fraction.

     (ii) Dividends paid on shares of Series __ Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated among all such shares of Series __ Preferred Stock and all other shares of capital stock of the Corporation ranking on parity as to dividends with the Series __ Preferred Stock ("DIVIDEND PARITY STOCK") at the time outstanding PRO RATA, so that the dollar amount of the dividend declared per share of Series __ Preferred Stock and the Dividend Parity Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the Series __ Preferred Stock and the Dividend Parity Stock bear to each other.

     (iii) The Board of Directors may fix a record date for the determination of holders of shares of the Series __ Preferred Stock entitled to receive payment of a dividend declared thereon, which record date shall be no more than sixty
(60) calendar days nor less than ten (10) calendar days prior to the date fixed for the payment thereof.

     (iv) Any dividend payment made on shares of the Series __ Preferred Stock first shall be credited against the earliest accrued but unpaid dividend due with respect to shares of the Series __ Preferred Stock which remains payable.

     (b) Holders of shares of the Series __ Preferred Stock shall not be entitled to receive any dividends or other distributions except as expressly provided herein.

     4. VOTING RIGHTS. So long as the Series __ Preferred Stock remains outstanding, the holders of shares of Series __ Preferred Stock shall have the following voting rights:

     (a) Holders of shares of Series __ Preferred Stock shall have no voting rights except as set forth below or as otherwise required by law.

     (b) Holders of shares of Series __ Preferred Stock shall be entitled to vote, together with the holders of Common Stock as a single class, on each action upon which holders of Common Stock have the right to vote.

     (c) The affirmative vote or consent, in person or by proxy, in writing or at a special or annual meeting of stockholders called for the purpose, of the holders of at least a majority of the outstanding shares of Series __ Preferred Stock, voting separately as a class, shall be necessary to authorize, create or increase the authorized or issued amount of, any class or series of the Corporation's capital stock ranking prior to or on a parity with the Series __ Preferred Stock with respect to payment of dividends or distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized capital stock of the Corporation into any such capital stock, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such capital stock; provided, however, that no affirmative vote or consent shall be required pursuant to this Section 4(c) in connection with the Series __ Preferred
Stock which ranks pari passu with the Series __ Preferred Stock.

     (d)(i) During any period in which dividends on the Series __ Preferred Stock are cumulatively in arrears for not less than twenty-four (24) monthly dividend payments (whether or not consecutive), then the number of directors constituting the Board of Directors shall, without further action, be increased by two and the holders of shares of the Series __ Preferred Stock shall have, in addition to the other voting rights set forth herein, the exclusive right, voting separately as a single class, to elect the directors of the Corporation to fill such newly created directorships, the remaining directors to be elected by the other classes of capital stock entitled to vote therefor at each meeting of stockholders held for the purpose of electing directors. Such additional voting rights shall continue until such time as all dividends accumulated on the Series __ Preferred Stock shall have been paid in full or non-cumulative dividends paid regularly for one year, at which time such additional directors shall cease to be directors and such additional voting right of the holders of Series __ Preferred Stock shall terminate subject to revesting in the event of each and every subsequent cumulative arrearage for not less than twenty-four
(24) monthly periods as contemplated by the first sentence of this Section. In no event shall the holders of Series __ Preferred Stock voting separately as a class be entitled to elect a total of more than two directors to the Board of Directors pursuant to this Section 4(d).

     (ii) The voting rights of holders of shares of Series __ Preferred Stock set forth in this Section 4(d) may be exercised at any annual meeting of stockholders or at a special meeting of stockholders held for such purpose as hereinafter provided or at any adjournment thereof, or by the written consent, delivered to the Secretary of the Corporation, of the holders of the outstanding shares of Series __ Preferred Stock. Unless such right has been exercised by the unanimous written consent of the holders of Series __ Preferred Stock, the Chairman of the Board of Directors may call, and upon the written request of holders of record of at least twenty percent (20%) of the outstanding shares of Series __ Preferred Stock, addressed to the Secretary of the Corporation at the principal office of the Corporation, shall call, a special meeting of the holders of shares entitled to vote as provided herein. Such meeting shall be held not more than sixty (60) calendar days after delivery of such request to the Secretary, at the place and upon the notice provided by law and in the Bylaws of the Corporation for the holding of special meetings of stockholders.

     (iii) At each meeting of stockholders at which the holders of shares of Series __ Preferred Stock shall have the right, as provided in this Section 4(d), to take any action, the presence in person or by proxy of the holders of record of a majority of the total number of shares of Series __ Preferred Stock then outstanding and entitled to vote on the matter shall be necessary and sufficient to constitute a quorum. At any such meeting or at any adjournment thereof:

             (A) the absence of a quorum of the holders of shares of Series __ Preferred Stock shall not prevent the election of directors or the taking of any other action by the holders of any other class(es) or series of the Corporation's capital stock, and the absence of a quorum of the holders of shares of any other class or series of the Corporation's capital stock shall not prevent the taking of any action by the holders of Series __ Preferred Stock as provided in this Section 4(d); and


             (B) in the absence of a quorum of the holders of shares of Series __ Preferred Stock, a majority of the holders of shares of Series __ Preferred Stock, present in person or by proxy, shall have the power to adjourn the meeting as to the actions to be taken by the holders of shares of Series __ Preferred Stock from time to time and place to place without notice other than announcement at the meeting until a quorum shall be present.

     (e) For the taking of any action as provided in this Section 4 by the holders of Series __ Preferred Stock, each such holder shall have one (1) vote for each share of Series __ Preferred Stock (or fractional share thereof resulting from any redemption pursuant to Section 6(b) hereof) in such holder's name on the stock transfer books of the Corporation as of any record date fixed for such purpose or, if no such date be fixed, at the close of business on the Business Day next preceding the day on which notice is given, or if notice is waived, at the close of business on the Business Day next preceding the day on which the meeting is held.

     5. CERTAIN RESTRICTIONS. (a) If any shares of Series __ Preferred Stock are outstanding, then the Corporation shall not (other than in Junior Capital Stock) declare, make, pay or set apart for payment or distribution any dividends or other distributions for any period on any series or class of Junior Capital Stock that ranks junior to the Series __ Preferred Stock with respect to dividend rights, unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient (in cash and/or Common Stock, as applicable) for the payment thereof set apart for such payment on all shares of Series __ Preferred Stock entitled thereto.

     (b) If any shares of Series __ Preferred Stock are outstanding, the Corporation shall not redeem, purchase or otherwise acquire for any consideration (or pay or make available money for a sinking fund for the redemption of) any Junior Capital Stock (except by conversion into or exchange for Junior Capital Stock) unless full cumulative dividends have been or contemporaneously are declared and paid, or declared and a sum sufficient (in cash and/or Common Stock, as applicable) for the payment thereof set apart for such payment on the Series __ Preferred Stock for all past dividend periods through and including the date fixed for redemption, purchase or acquisition, PROVIDED, HOWEVER, that the foregoing shall not prevent the purchase or acquisition of any shares of capital stock of the Corporation by the Corporation
(i) to the extent necessary, in the reasonable judgment of the Board of Directors, in order to preserve the status of the Corporation as a REIT or (ii) pursuant to a purchase or exchange offer made on comparable terms to all holders of outstanding shares of capital stock of the Corporation. For purposes of this
Section 5(b), the date to be fixed for redemption, purchase or acquisition shall be set by resolution of the Board of Directors.

     (c) The Corporation shall not permit any Subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of capital stock of the Corporation unless the Corporation could, pursuant to Section 5(b), purchase or otherwise acquire such shares at such time and in such manner.

     6. REDEMPTION. (a) Subject to the limitations provided below in this
Section 6(a), to the extent the Corporation shall have funds legally available therefor, the Series __ Preferred Stock shall be subject to redemption in whole or in part, at the option of the Corporation, at any time or from time to time, in cash at the Redemption Price (or such fraction or percentage thereof as may be applicable due to any prior partial redemption(s)), together with accrued and unpaid dividends to (and including) the date fixed for redemption. Notwithstanding the preceding, the Corporation shall be prohibited from redeeming any fractional shares of Series __ Preferred Stock remaining after the mandatory redemption of Series __ Preferred Stock on the date of first issuance of such shares of Series __ Preferred Stock (collectively, the date of issuance of any share of Series __ Preferred Stock, the "INITIAL ISSUE DATE"), provided for in Section 6(b) below, for a period of one year from the Initial Issue Date.

     (b) To the extent the Corporation shall have funds legally available therefor, the Corporation shall redeem on the Initial Issue Date 90.9% of each share of Series __ Preferred Stock issued on the Initial Issue Date. Such redemption shall be in cash at 90.9% of the Redemption Price. No accrued and unpaid dividends, if any, shall be paid. All remaining fractional shares of Series __ Preferred Stock, to the extent not previously redeemed, shall be redeemed, in whole, by the Corporation, to the extent the Corporation shall have funds legally available therefor, on the fifth anniversary of the Effective Date. Such redemption shall be in cash at 9.1% of the Redemption Price (or such lower percentage of the Redemption Price as may be applicable due to any prior redemption(s)), together with accrued and unpaid dividends to (and including) the date fixed for redemption.

     (c) Notwithstanding anything to the contrary contained in these Articles Supplementary, no dividends shall be due and payable in respect of shares of Series __ Preferred Stock called for redemption pursuant to this Section 6 from and after the Dividend Declaration Date next preceding the redemption date with respect to such shares. On and after the redemption date provided that the aggregate redemption price (including any accrued and unpaid dividends to (and including) the redemption date) for all shares of Series __ Preferred Stock called for redemption has been duly paid or deposited in trust for the benefit of the holders of the Series __ Preferred Stock, dividends shall cease to accrue on the Series __ Preferred Stock called for redemption, such shares shall no longer be deemed to be outstanding and all rights of the holders of such shares shall cease, except only the right to receive the monies (and Common Stock, if applicable) payable upon such redemption, without interest thereon, upon surrender of the certificates evidencing such shares. Any monies (and Common Stock, if applicable) deposited in trust by the Corporation and unclaimed at the end of two (2) years from the redemption date shall be repaid to the Corporation upon its written request, after which repayment the holders of shares of Series
__ Preferred Stock so called for redemption shall look only to the Corporation for the payment thereof.

     (d) Notice of any redemption pursuant to this Section 6 shall be given to the holders of shares of Series __ Preferred Stock not less than thirty (30) or more than forty-five (45) calendar days prior to the redemption date; PROVIDED, HOWEVER, that no notice of redemption shall be required to be given to the holders of shares of Series __ Preferred Stock in connection with the redemption on the Initial Issue Date of 90.9% of each share of Series __ Preferred Stock issued on the Initial Issue Date. Notice of redemption shall be given by first class mail to each such holder's address as shown on the stock transfer books of the Corporation and shall specify (i) the redemption date; (ii) the total number of shares of Series __ Preferred Stock to be redeemed; (iii) the number of shares of Series __ Preferred Stock or fractions thereof to be redeemed from such holder; (iv) the per share redemption price and the aggregate redemption price for all shares to be redeemed from such holder; (v) the place or places where certificates for shares of Series __ Preferred Stock are to be surrendered for payment of the redemption price; and (vi) that dividends on the shares of Series __ Preferred Stock to be redeemed will cease to accrue on the redemption date. If less than all shares of Series __ Preferred Stock (or fractions thereof) then outstanding are to be redeemed, shares of Series __ Preferred Stock (or fractions thereof) will be redeemed PRO RATA from among the holders of shares of Series __ Preferred Stock (or fractions thereof) then outstanding.

     7. REACQUIRED SHARES. Any shares of Series __ Preferred Stock (or fractions thereof), redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares of Series __ Preferred Stock (or fractions thereof) shall, upon their cancellation, and upon the filing of appropriate articles supplementary with the Maryland State Department of Assessments and Taxation, become authorized but unissued shares of Preferred Stock and may be reissued as part of any series of Preferred Stock subject to the conditions or restrictions on issuance set forth herein, to the extent any shares of Series __ Preferred Stock (or fractions thereof) remain outstanding.

     8. LIQUIDATION; DISSOLUTION; WINDING UP. (a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, before any distribution or payment shall be made to the holders of any shares of Junior Capital Stock that ranks junior to the Series __ Preferred Stock as to distribution of assets upon any liquidation, dissolution or winding up of the Corporation, the holders of Series __ Preferred Stock shall be entitled to receive, out of assets of the Corporation legally available for distribution to stockholders, liquidating distributions in the amount of the Liquidation Value (or such fraction or percentage thereof as is appropriate to reflect prior redemptions of fractions of shares), plus an amount equal to any dividends accrued and unpaid thereon as of the date of liquidation, dissolution or winding up. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series __ Preferred Stock will have no right or claim to any of the remaining assets of the Corporation. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Corporation are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Series __ Preferred Stock (or fractions thereof) and the corresponding amounts payable on all shares of Parity Capital Stock that ranks pari passu with the Series __ Preferred Stock as to the distribution of assets upon liquidation, dissolution or winding up ("Liquidation

Parity Stock"), then the holders of Series __ Preferred Stock and all other such classes or series of Liquidation Parity Stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

     (b) Neither the consolidation, merger or other business combination of the Corporation with or into any other Person, nor the sale, lease or conveyance of all or substantially all of the property or business of the Corporation shall be deemed to constitute a liquidation, dissolution or winding up of the Corporation for purposes of this Section 8.

     9. REIT STATUS. Nothing contained in these Articles Supplementary or the Articles of Amendment and Restatement of the Corporation shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of the stockholders by preservation of the Corporation's qualification as a REIT under the REIT Provisions (as defined in the Articles of Amendment and Restatement of the Corporation), including, without limitation, the enforcement of the provisions of Article XI of the Articles of Amendment and Restatement of the Corporation and payment of dividends in the form of Junior Capital Stock.

     10. AMENDMENT. These Articles Supplementary may be amended, revised or otherwise altered by the approval, at a meeting or by a way of written consent, of at least a majority of the shares of the Series __ Preferred Stock issued and outstanding at the time of any such amendment, revision or alteration. With respect to any amendment, alteration, waiver or repeal of any provision of these Articles Supplementary no consent, approval or vote of the holders of Common Stock or any other series or class of capital stock of the Corporation shall be necessary or required.

                  IN WITNESS WHEREOF, this instrument has been executed for and on behalf and in the name of the Corporation by its officers thereunto duly authorized on the ___ day of ____________, 200__.





                                                   CRIIMI MAE INC.



                                                   By:
                                                      --------------------------



                                                   Print Name:
                                                              ------------------



                                                   Title:
                                                         -----------------------



Attest:



---------------------------



Print Name:
           -------------------------



Title:
      ------------------------------

                  THE UNDERSIGNED, _______________ of the Corporation, who executed on behalf of the Corporation Articles Supplementary of which this Certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles Supplementary to be the corporate act of said Corporation and further certifies, to the best of his knowledge, information and belief, that the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.


                                                   By:
                                                      --------------------------


                                                   Print Name:
                                                              ------------------


                                                   Title:
                                                         -----------------------

                                                                       EXHIBIT C

                                     FORM OF

              NOTICE OF CASH DIVIDEND AND LIMITED RIGHT TO CONVERT

                               ___________, 200__

To:      SERIES A NOTE HOLDERS AND SERIES B NOTE HOLDERS

         Reference is made to the two Indentures by and between CRIIMI MAE Inc. (the "COMPANY") and Wells Fargo Bank Minnesota, National Association, as Trustee, dated as of _________, 2001 (the "INDENTURES"), relating to the Company's 11.75% Series A Senior Secured Notes due 2006 and 20% Series B Senior Secured Notes due 2007 (collectively the "NOTES"). The Board of Directors of the Company has determined that payment of a cash dividend is necessary to maintain the Company's REIT Status, has declared a cash dividend on the date hereof and, pursuant to Section 4.07(b)(ii)(D) of the respective Indentures, has mailed this Notice of Cash Dividend and Limited Right to Convert to each Holder of Series A Notes and Series B Notes (collectively the "HOLDERS"), for the purpose of providing notice to such Holders of the following:

1. DIVIDEND DECLARED. The Board of Directors of the Company has determined that payment of a cash dividend in the aggregate amount of $_______________ is necessary in order to maintain the Company's REIT Status and, on the date hereof, has declared a cash dividend in such amount payable first to Holders who have converted Notes into (which conversions shall be subject to the limitations set forth in Section 3 of this Notice), and are holders of record of, the Company's Series __ Preferred Stock (issuable upon conversion of Series A Notes) and/or Series __ Preferred Stock (issuable upon conversion of Series B Notes) (collectively the "NOTEHOLDER
     PREFERRED STOCK") as of _______________ (the "RECORD DATE"), as partial redemption payments for such Holders shares of Noteholder Preferred
     Stock, such aggregate redemption payments to be equal to 90.9% of the aggregate principal amount of Notes converted into Noteholder Preferred Stock, and second to ______________________. Accompanying this Notice is a copy of the press release announcing the declaration of the referenced cash dividend.

2. PRINCIPAL OUTSTANDING. As of the date hereof, the aggregate unpaid principal amount of (y) the Series A Notes is $_________________, and
     (z) the Series B Notes is $_____________.

3. LIMITED CONVERSION RIGHT. All Holders, as a group, may elect to convert an unlimited amount of their unpaid principal amount of Notes; provided, however, that if the aggregate unpaid principal amount of Notes elected to be converted exceeds 110% of the amount of the declared cash dividend then the Holder's unpaid principal amount of Notes to be converted shall equal such Holder's "Pro Rata Share" of 110% of the declared cash dividend. The Holder's Pro Rata Share shall equal such Holder's unpaid principal amount of Notes divided by the aggregate unpaid principal amount of all Notes elected to be converted.

4. NO WAIVER. A Holder's election not to convert shall not constitute a waiver of such Holder's right to convert in connection with any future cash dividends necessary to maintain REIT status, if any.

5. TERMS OF THE NOTEHOLDER PREFERRED STOCK. The two series of Noteholder Preferred Stock shall have the respective preferences, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set forth in the respective Articles Supplementary to the Articles of Amendment and Restatement in respect of such two series of Noteholder Preferred Stock, copies of which are attached hereto as SCHEDULE A.

6. CONVERSION PROCEDURE. The Holder may elect to convert such Holder's Notes by completing and signing the Notice of Election to Convert attached hereto as SCHEDULE B and by delivering such Notice of Election to Convert to _______________________ on or before _________________
     (insert day which is _____ days prior to the Record Date).

7.   TAX CONSEQUENCES.

     [TO BE PROVIDED.]

                                                                      SCHEDULE B


                      FORM OF NOTICE OF ELECTION TO CONVERT

         (TO BE EXECUTED BY THE REGISTERED HOLDER AND RETURNED TO ______________ ON OR BEFORE _____________ [INSERT DATE] WHICH IS _____ DAYS PRIOR TO THE
RECORD DATE FOR THE RELATED CASH DIVIDEND)


To:      CRIIMI MAE Inc.
         11200 Rockville Pike
         Rockville, Maryland 20852
         Facsimile: (301) 255-0620

         Pursuant to the Indenture related to the 11.75% Series A Senior
Secured Notes due 2006 and the Notice of Cash Dividend and Limited Right to Convert, the undersigned Holder of Series A Notes hereby irrevocably elects to convert an aggregate unpaid principal amount of Series A Notes equal to $______________ (to be completed by Holder) into shares of Series __ Redeemable Cumulative Preferred Stock of the Company (such two series of preferred stock collectively referred to as the "NOTEHOLDER PREFERRED STOCK"), such amount to be subject to reduction by the Company in accordance with the terms of the Notice of Cash Dividend and Limited Right to Convert, and directs that the shares issuable and deliverable upon conversion, together with any check in payment for fractional shares, be issued in the name of and delivered to the undersigned registered Holder hereof. By executing this Notice of Election to Convert, the Holder also acknowledges and agrees to the partial redemption of each share of Noteholder Preferred Stock issuable to such Holder upon conversion of such Holders' Notes. Such redemption is to be effected upon the payment date of the related cash dividend and otherwise in accordance with the applicable Articles Supplementary for the applicable series of Noteholder Preferred Stock.

Dated:  __________________


Aggregate Unpaid Principal Amount of Series A Notes held by Holder:
$_____________________ [AMOUNT TO BE COMPLETED BY THE COMPANY.]


                                       -----------------------------------------
                                       Signature of Holder (for conversion only)

                                  SCHEDULE 1.01

                             LOSS THRESHOLD AMOUNTS

--------------------------------------------------------------------------------------------
                FOR THE QUARTER ENDING                    LOSS THRESHOLD AMOUNT
--------------------------------------------------------------------------------------------
March 31, 2001                                               $45,300,000
--------------------------------------------------------------------------------------------
June 30, 2001                                                $51,300,000
--------------------------------------------------------------------------------------------
September 30, 2001                                           $61,400,000
--------------------------------------------------------------------------------------------
December 31, 2001                                            $73,600,000
--------------------------------------------------------------------------------------------
March 31, 2002                                               $85,300,000
--------------------------------------------------------------------------------------------
June 30, 2002                                                $96,300,000
--------------------------------------------------------------------------------------------
September 30, 2002                                           $106,200,000
--------------------------------------------------------------------------------------------
December 31, 2002                                            $115,400,000
--------------------------------------------------------------------------------------------
March 31, 2003                                               $124,000,000
--------------------------------------------------------------------------------------------
June 30, 2003                                                $132,200,000
--------------------------------------------------------------------------------------------
September 30, 2003                                           $140,100,000
--------------------------------------------------------------------------------------------
December 31, 2003                                            $147,600,000
--------------------------------------------------------------------------------------------
March 31, 2004                                               $155,000,000
--------------------------------------------------------------------------------------------
June 30, 2004                                                $162,300,000
--------------------------------------------------------------------------------------------
September 30, 2004                                           $169,400,000
--------------------------------------------------------------------------------------------
December 31, 2004                                            $176,300,000
--------------------------------------------------------------------------------------------

                                  SCHEDULE 4.16

                            MINIMUM EXCESS CASH FLOW

                        PERIOD AND
                    PERIOD ENDING DATE                                       MINIMUM EXCESS CASH FLOW
                    ------------------                                       -------------------------
       3 months ended September 30, 2001                                             $ __________
       6 months ended December 31, 2001                                              $ __________
       9 months ended March 31, 2002                                                 $ __________
       12 months ended June 30, 2002                                                 $ __________

       12 months ended September 30, 2002                                            $ __________
       12 months ended December 31, 2002                                             $ __________
       12 months ended March 31, 2003                                                $ __________
       12 months ended June 30, 2003                                                 $ __________

       12 months ended September 30, 2003                                            $ __________
       12 months ended December 31, 2003                                             $ __________
       12 months ended March 31, 2004                                                $ __________
       12 months ended June 30, 2004                                                 $ __________

       12 months ended September 30, 2004                                            $ __________
       12 months ended December 31, 2004                                             $ __________
       12 months ended March 31, 2005                                                $ __________
       12 months ended June 30, 2005

       12 months ended September 30, 2005
       12 months ended December 31, 2005
       12 months ended March 31, 2006                                                $ __________


[UNTIL FINAL MATURITY]

                  [AMOUNTS WILL BE INSERTED BASED UPON ONE-MONTH LIBOR AS OF THE ISSUE DATE (AND THE RELATED SPREAD OVER LIBOR) AND BASED UPON SUCH LIBOR RATE REMAINING CONSTANT THROUGHOUT THE TERM OF THE INDENTURE, ASSUMING A 15-YEAR MORTGAGE AMORTIZATION SCHEDULE PER PERIOD.]

                  [MINIMUM EXCESS CASH FLOW REQUIREMENT AT THE DATE THAT IS 5 YEARS AFTER THE ISSUE DATE WILL BE ADJUSTED DOWNWARD TO REFLECT EARLY PAYMENT OF THE AMOUNTS THAT WERE PREVIOUSLY SCHEDULED TO HAVE BEEN PAID AT 5 1/2 YEARS.]

                                 SCHEDULE 10.02

                                REQUIRED FILINGS


1.       The Company

         Filing in the office of the Maryland State Department of Assessments and Taxation

2.       CRIIMI MAE Management Inc.

         Filing in the office of the Maryland State Department of Assessments and Taxation

3.       CM Mallers Building, Inc.

         Filing in the office of the Maryland State Department of Assessments and Taxation